EXECUTION VERSION

RECLASSIFICATION AGREEMENT

BY AND AMONG

CONSTELLATION BRANDS, INC.

AND

PERSONS NAMED HEREIN

Dated as of June 30, 2022

Exhibit A – List of Stockholders
Schedule A – Stockholders Ownership of Company Capital Stock

Annex A – Form of Amended and Restated Charter
Annex B – Form of Amended and Restated Bylaws
Annex C – Form of Amended Board Corporate Governance Guidelines
Annex D – Form of Amended Corporate Governance and Responsibility Committee Charter
Annex E – Form of Registration Rights Agreement
Annex F – Form of Board Anti-Pledging Policy

This RECLASSIFICATION AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2022 (the “Effective Date”), by and among Constellation Brands, Inc., a Delaware corporation (the “Company”), and each of the persons named herein on Exhibit A (each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, as of June 27, 2022, there were 159,334,663 shares of Class A Common Stock of the Company, $0.01 par value per share (the “Class A Common Stock”), issued and outstanding and 23,205,885 shares of Class B Common Stock of the Company, $0.01 par value per share (the “Class B Common Stock”), issued and outstanding;

WHEREAS, the board of directors of the Company (the “Board”) has established a special committee of the Board, consisting solely of certain directors of the Company who are independent of and disinterested from, in all material respects, the holders of shares of Class B Common Stock (the “Special Committee”), for the purpose of reviewing, evaluating and, if applicable, negotiating the terms of a reclassification of the shares of Class B Common Stock and related aspects of such reclassification;

WHEREAS, the Special Committee has received the opinion of Centerview Partners LLC (“Centerview”), outside financial advisor to the Special Committee, dated as of June 29, 2022, to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to this Agreement, are fair, from a financial point of view, to the Unaffiliated Class A Holders;

WHEREAS, the Special Committee has, among other things, unanimously (i) determined that the Amended and Restated Charter, this Agreement and the other Transaction Documents, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Class A Holders, (ii) approved the Amended and Restated Charter, this Agreement and the other Transaction Documents, (iii) recommended that the Board approve the Amended and Restated Charter and this Agreement and declare that the Amended and Restated Charter and this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders, (iv) recommended that the Board have the Company enter into this Agreement in connection with the public announcement of the Reclassification, and (v) recommended, subject to Board approval, that the Board (a) submit the approval of the adoption of the Amended and Restated Charter to the stockholders of the Company, and (b) resolve to recommend that the stockholders of the Company approve and adopt the Amended and Restated Charter;

WHEREAS, on June 29, 2022, the board of directors (the “Board”) of the Company, following receipt of the unanimous recommendation of the Special Committee, among other things, (i) approved and declared advisable this Agreement, the other Transaction Documents, the consummation of the Reclassification and the other transactions contemplated by this Agreement; (ii) determined and declared that the terms of this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement are advisable, fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Class

A Holders; (iii) resolved to recommend that the stockholders of the Company approve and adopt the Amended and Restated Charter (the “Company Board Recommendation”); (iv) resolved to have the Company enter into this Agreement; and (v) resolved to submit the adoption and approval of the the Amended and Restated Charter to the stockholders of the Company;

WHEREAS, at the Reclassification Effective Time, in accordance with the terms and conditions set forth herein (including the adjustment pursuant to Section 2.2(C), if applicable), each share of Class B Common Stock issued and outstanding immediately prior to the Reclassification Effective Time, without any action on the part of the Company or the holder thereof, shall be reclassified, exchanged, and converted into (x) one share of Class A Common Stock (the “Class B Per Share Stock Consideration”) and (y) the right to receive $64.64 in cash, without interest (the “Class B Per Share Cash Consideration”, and clauses (x) and (y), together, and in each case subject to adjustment pursuant to Section 2.2(C), if applicable, the “Reclassification Consideration”); and

WHEREAS, each of the parties hereto intends for U.S. federal income tax purposes that (a) this Agreement constitutes, and is hereby adopted as, a “plan of reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, (the “Code”) and U.S. Department of the Treasury regulations promulgated thereunder, (b) the Reclassification will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (c) the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code (clauses (a)-(c), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth in this Agreement, the Company and the Stockholders agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“4 Week Volume” means the average daily trading volume of Class A Common Stock for the four calendar weeks immediately prior to the calendar week of the date of measurement, as obtained from Bloomberg L.P. using the “Bloomberg definition” for calculation of “average daily trading volume”.

“20 Day VWAP” means the volume weighted average price of Class A Common Stock for the twenty trading days immediately prior to the date of measurement, as obtained from Bloomberg L.P. using the “Bloomberg definition” for calculation of “all day VWAP.”

“Affiliate” means, with respect to any person, another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

“Agent” has the meaning set forth in Section 2.4(A).

“Agent Agreement” has the meaning set forth in Section 2.4(A).

“Aggregate Cash Consideration” has the meaning set forth in Section 2.3.

“Agreement” has the meaning set forth in the Preamble.

“Amended Board Corporate Governance Guidelines” has the meaning set forth in Section 5.8(F).

“Amended and Restated Bylaws” has the meaning set forth in Section 2.2.

“Amended and Restated Charter” means the Amended and Restated Charter in the form attached hereto as Annex A.

“Available Cash” means, as of any date of measurement, (x) the Company’s and its subsidiaries’ cash and cash equivalents plus (y) the amount immediately available to be drawn by the Company or any of its subsidiaries pursuant to any financing to which any of them are a party (including any financing obtained following the date hereof pursuant to Section 5.13; provided, that, with respect to the Revolving Facility, such immediately available amounts shall be net of any amounts the Company reasonably expects to draw thereunder to utilize to fund the operation of the Company’s business over the following three months).

“beneficially own” and “beneficial ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act.

“Block Sale” means the sale of shares of Class A Common Stock to one or several purchasers in a registered transaction by means of a bought deal, a block trade or a direct sale.

“Board” has the meaning set forth in the Recitals.

“Board Anti-Pledging Policy” has the meaning set forth in Section 5.8(H).

“Business Day” means any day other than a day on which commercial banks in the State of New York are authorized or obligated by Law to be closed.

“Cash Shortfall” means the amount by which the Available Cash (in the Company’s reasonable determination) is less than the Maximum Cash Amount; provided, that there shall be no Cash Shortfall if the Available Cash (in the Company’s reasonable determination) is greater than the Maximum Cash Amount.

“Centerview” has the meaning set forth in the Recitals.

“Claims” has the meaning set forth in Section 5.6.

“Class 1 Common Stock” means the Class 1 Common Stock, par value $0.01 per share, of the Company.

“Class A Common Stock” has the meaning set forth in the Recitals.

“Class B Common Stock” has the meaning set forth in the Recitals.

“Class B Common Stock Certificate” has the meaning set forth in Section 2.4(B).

“Class B Per Share Cash Consideration” has the meaning set forth in the Recitals.

“Class B Per Share Stock Consideration” has the meaning set forth in the Recitals.

“Class B Record Holder” has the meaning set forth in Section 2.4(B).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Code” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Board Recommendation” has the meaning set forth in the Recitals.

“Company Bylaws” has the meaning set forth in Section 3.3(A).

“Company Market Capitalization” means the greater of (x) the average market capitalization of the Company, measured in U.S. dollars, in the six months immediately prior to the date of measurement, calculated daily using the stock price for the Class A Common Stock and the most recently publicly available basic shares outstanding and (y) $45,433,978,373.34.

“Company Securities” means (i) any shares of capital stock or other equity interests of the Company, (ii) any other equity securities of the Company granting voting rights, (iii) any warrants, options, convertible or exchangeable securities, subscriptions, calls or other rights (including any preemptive or similar rights) to subscribe for or purchase or acquire any of the securities described in the foregoing clauses (i) and (ii) or (iv) any security, instrument or agreement granting economic rights or benefits based upon the value or price of, or the value or price of which is determined by reference to, any of the securities described in the foregoing clauses (i) through (iii), regardless of whether such security, instrument or agreement is or may be settled in securities, cash or other assets.

“Corporate Governance and Responsibility Committee” has the meaning set forth in Section 5.8(ix).

“Covered Shares” has the meaning set forth in Section 4.1.

“CPI” means the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumer (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States mutually agreed by WildStar and the Company.

“CPI Increase” means, as of any date of measurement, the product of (i) the CPI published in the most recent January, divided by (ii) the CPI published in respect of May 20, 2022. If the foregoing calculation results in an amount that is less than one, the CPI Increase shall be equal to one.

“Current Charter” has the meaning set forth in Section 3.3(A).

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Effective Date” has the meaning set forth in the Preamble.

“Employment Agreement” has the meaning set forth in Section 5.6.

“Encumbrances” means any and all liens, charges, security interests, claims, pledges, encumbrances, assessments, options, deeds of trust, judgments, voting trusts, charges and other similar restrictions.

“Enforceability Exceptions” means (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar Laws and (ii) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

“Exchange Act” has the meaning set forth in Section 3.5(A).

“Exchange VWAP” means the lesser of (i) the volume weighted average price per share of Class A Common Stock for the ten trading days immediately prior to the second Business Day prior to the Closing Date, starting with the opening of trading on the first trading day of such period and ending with the closing of trading on the trading day immediately prior to the second Business Day prior to the Closing Date, as reported by Bloomberg L.P. (or, in the event Bloomberg does not report such information, such third-party service as is mutually agreed upon in good faith by the Company and WildStar) and (ii) $243.63.

“Financing” has the meaning set forth in Section 5.13.

“Five-Year Post-Reclassification Date” has the meaning set forth in Section 5.8(A)(ii).

“Foundations” means the Sands Family Foundation and Sands Family Supporting Foundation (each of which are tax-exempt charitable entities).

“Governmental Authority” means any (a) regional, federal, state, provincial, local, foreign or international government, governmental or quasi-governmental authority, regulatory authority or administrative agency or (b) court, tribunal, arbitrator, arbitral body (public or private) or self-regulatory organization, including any stock exchange.

“Governmental Order” means any order, ruling, writ, judgment, injunction, decree, stipulation, approval, authorization or determination entered by any Governmental Authority.

“Increased Exchange Ratio” means (i) one plus (ii) (x) the Per Share Cash Shortfall divided by (y) the Exchange VWAP (the shares (or any fraction of a share) resulting from the calculation in this clause (ii), the “Incremental Amount”).

“Incremental Amount” has the meaning set forth in this Section 1.1.

“Indemnified Party” has the meaning set forth in Section 5.10(B).

“Initial Five-Year Pledging Restrictions Period” has the meaning set forth in Section 5.8(I)(ii).

“Initial Pledge Cap” has the meaning set forth in Section 5.8(I)(ii).

“Initial Sands Family Nominees” has the meaning set forth in Section 5.8(A)(ii).

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“Law” means all applicable provisions of any law (including common law), statutes, constitutions, treaties, rules, regulations, ordinances, codes or Governmental Order.

“Legal Restraint” has the meaning set forth in Section 6.1(C).

“Letter of Transmittal” has the meaning set forth in Section 2.4(B).

“Lock-up Period” has the meaning set forth in Section 5.8(B)(i).

“Maximum Cap” has the meaning set forth in Section 5.8(B)(ii)(c)(3).

“Maximum Cash Amount” means $1,500,028,406.40.

“NYSE” has the meaning set forth in Section 3.3(D).

“Outside Date” has the meaning set forth in Section 7.1(D).

“Per Share Cash Shortfall” means the Cash Shortfall divided by the number shares of Class B Common Stock issued and outstanding two Business Days prior to the Reclassification Effective Time.

“person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Pledge Cap” means the product of (i) $3,000,000,000 multiplied by (ii) the CPI Increase at the time of measurement.

“Pledge Testing Date” means March 1 and September 1 of each calendar year following the expiration of the Initial Five-Year Pledging Restrictions Period.

“Preferred Stock” has the meaning set forth in Section 3.2(A).

“Proposed Bylaw Amendments” means those amendments in the Amended and Restated Bylaws that have been negotiated and approved by the Special Committee in connection with the Reclassification, attached hereto as Annex B.

“Proxy Statement” has the meaning set forth in Section 3.5(A).

“Reasonable Approval of the Board” means the approval (not to be unreasonably withheld, conditioned or delayed, but subject to the Board’s fiduciary duties in all respects) of a director designee in the reasonable good faith judgment of the Board based on criteria that is no more burdensome to such designee than criteria to serve as a director set forth in the Company’s Corporate Governance Guidelines and the Charter of the Corporate Governance and Responsibility Committee of the Board, in each case, as in effect at the time of the determination.

“Reclassification” means the transactions contemplated by virtue of the effectiveness of the Amended and Restated Charter, as set forth in Section 2.2(B).

“Reclassification Consideration” has the meaning set forth in the Recitals.

“Reclassification Effective Time” has the meaning set forth in Section 2.2(A).

“Registration Rights Agreement” has the meaning set forth in Section 5.8(D).

“Registration Statement” has the meaning set forth in Section 3.5(A).

“Representative” means, with respect to any person, such person’s directors, officers, employees, agents, advisors, attorneys, accountants, members, partners and other representatives.

“Requisite Stockholder Approvals” has the meaning set forth in Section 5.1.

“Revolving Facility” means the Restatement Agreement, dated as of April 14, 2022, by and among the Company, CB International Finance S.a.r.l., Bank of America, N.A., as Administrative Agent, and the lenders party thereto, including the Tenth Amended and Restated Credit Agreement dated as of April 14, 2022, by and among the Company, CB International Finance S.a.r.l., Bank of America, N.A., as Administrative Agent, and the lenders party thereto, and any supplement or replacement thereof.

“Sands Family” means Messrs. Robert and Richard Sands and other members of their extended family and related entities.

“Sands Family Nominees” has the meaning set forth in Section 5.8(A)(ii).

“Schedule 13E-3” means a transaction statement filed with the SEC on Schedule 13e-3 relating to the Reclassification.

“SEC” has the meaning set forth in Section 3.3(D).

“Securities Act” has the meaning set forth in Section 3.5(A).

“Shelf Registration Statement” has the meaning set forth in Section 5.11.

“Special Committee” has the meaning set forth in the Recitals.

“Special Meeting” has the meaning set forth in Section 3.5(A).

“Standstill Period” has the meaning set forth in Section 5.8(C)(i).

“Stockholder” or “Stockholders” has the meaning set forth in the Preamble.

“Transaction Documents” means this Agreement, the Amended Board Corporate Governance Guidelines, the Amended Corporate Governance and Responsibility Committee Charter, the Board Anti-Pledging Policy and the Registration Rights Agreement.

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, statement, claim for refund, election, estimate, report, form and information return and any schedule, attachment or amendment thereto relating to Taxes.

“Transfer” means, with respect to the Covered Shares, to, directly or indirectly, transfer, sell, offer to sell, contract or agree to sell, grant any option to purchase or otherwise dispose of or agree to dispose of; provided, however, no pledge, hypothecation or Encumbrance with respect to Covered Shares, or Transfer (disregarding this proviso for this purpose) of Covered Shares in connection with any exercise of remedies with respect thereto, shall be considered a “Transfer”, it being understood that such matters shall be governed exclusively by the Board Anti-Pledging Policy and Section 5.8(I).

“Unaffiliated Class A Common Stockholder Approval” has the meaning set forth in Section 5.1.

“Unaffiliated Class A Holders” means those holders of shares of Class A Common Stock, excluding shares of Class A Common Stock held, directly or indirectly, by or on behalf of the Sands Family, directors of the Company that own, beneficially or of record, shares of Class B Common Stock and any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

“Uncertificated Class B Common Shares” has the meaning set forth in Section 2.4(B).

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

“WildStar” means WildStar Partners LLC.

Section 1.2 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Annexes, such reference shall be to a Section of, Exhibit to or Annex to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “parties” shall mean the Company and the Stockholders, and the term “party” shall be deemed to refer to either the Company, one the one hand, or the Stockholders, on the other hand, as the case may be. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Except as otherwise specified, any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified. Words in singular will be held to include the plural and vice versa and a word of one gender will be held to include the other genders as the context requires. The word “or” will not be exclusive. References to “dollars” and “$” means U.S. dollars. The parties agree that this Agreement is the product of discussions and negotiations between the parties and their respective advisors, each of the parties was represented by counsel in connection therewith and, accordingly, this Agreement and any document generated in connection herewith shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any document to be drafted.

ARTICLE II

THE CLOSING; EFFECT ON CAPITAL STOCK

Section 2.1 Closing. Unless another time, date, place or such other manner is mutually agreed in writing between the Company and WildStar, the closing of the Reclassification (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, commencing at 9:00 a.m., Eastern Time, on the earliest practicable day (but no later than the third Business Day) following satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of those conditions); provided, that in no event shall the Closing occur prior to the date that is three months following the date hereof without the prior written consent of the Company. The date on which the Closing occurs shall be the “Closing Date.”

Section 2.2 Reclassification of Capital Stock.

(A) At the Closing, the Company shall file the Amended and Restated Charter with the Secretary of State of the State of Delaware and the Amended and Restated Charter shall become effective at the time that the Amended and Restated Charter has been duly filed with the Secretary of State of the State of Delaware, or at such later time as the Company and WildStar shall agree and specify in the Amended and Restated Charter (the “Reclassification Effective Time”).

(B) At the Reclassification Effective Time, by virtue of the effectiveness of the filing of the Amended and Restated Charter, each share of Class B Common Stock issued and outstanding immediately prior to the Reclassification Effective Time shall, without any action on the part of the Company or the holder thereof, be reclassified, exchanged into and be converted into the right to receive the Reclassification Consideration. From and after the Reclassification Effective Time, shares of Class B Common Stock shall no longer be deemed to be outstanding as Class B Common Stock, and all rights of the holders of Class B Common Stock shall cease, except for the right to receive the Reclassification Consideration and any other amounts as set forth in Section 2.4(D).

(C) If, immediately prior to the Closing, there is a Cash Shortfall then the Company will have the right (after good faith consultation with Wildstar) to reduce the Class B Per Share Cash Consideration by the amount of the Per Share Cash Shortfall and, in lieu of such amount, increase the Class B Per Share Stock Consideration from one share of Class A Common Stock to the Increased Exchange Ratio. The Class A Common Stock that constitutes the Incremental Amount (but solely such Incremental Amount) shall not be subject to the restrictions on Transfer in Section 5.8(B) or any pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, or Section 5.8(I). In no event shall the Cash Shortfall exceed $500 million; accordingly the maximum amount by which the Aggregate Cash Consideration may be reduced is $500 million.

Section 2.3 Delivery of Reclassification Consideration. No later than the Closing Date, the Company will (i) deposit with the Agent, for distribution to the Class B Record Holders pursuant to Section 2.4, cash in the aggregate amount sufficient to pay the Class B Per Share Cash Consideration (as adjusted, if applicable, pursuant to Section 2.2(C)) with respect to the shares of Class B Common Stock issued and outstanding as of immediately prior to the Reclassification Effective Time (the “Aggregate Cash Consideration”) and (ii) instruct the transfer agent to create book-entries in respect of each share of Class A Common Stock into which the issued and outstanding shares of Class B Common Stock have been reclassified pursuant to the Reclassification, which shares of Class A Common Stock shall be uncertificated.

Section 2.4 Agent Arrangements.

(A) Prior to the Closing, the Company shall enter into an agreement with a bank, trust company or other appropriate service provider (the “Agent” and, such agreement, the “Agent Agreement”), on terms reasonably acceptable to WildStar, which agreement shall provide, among other things, for the distribution of the Aggregate Cash Consideration and the replacement of the Class B Common Stock Certificates (or, in the case of shares of the Company held in book-entry form, book-entries with respect thereto) with book-entries in respect of each share of Class A Common Stock into which the issued and outstanding shares of Class B Common Stock have been reclassified, in accordance with Section 2.2.

(B) As soon as is reasonably practicable after the Reclassification Effective Time (and in any event within five Business Days of the Reclassification Effective Time), the Company shall cause the Agent to mail to each holder of record as of immediately prior to the Reclassification Effective Time of one or more certificates that immediately prior to the Reclassification Effective Time represented issued and outstanding shares of Class B Common Stock (the “Class B Common Stock Certificates,” and such holders of Class B Common Stock Certificates, the “Class B Certificate Holders”) a letter of transmittal that is reasonably acceptable to WildStar and which shall specify that delivery shall be effected, and risk of loss and title to the Class B Common Stock Certificates shall be deemed to pass, only upon proper delivery of the Class B Common Stock Certificates (or affidavits of loss in lieu thereof together with the required indemnity) to the office of the Company or the office of any transfer agent for the Class A Common Stock, and shall contain instructions for use in effecting the surrender of the certificates for the Class B Common Stock (a “Letter of Transmittal”). Notwithstanding anything to the contrary in this Agreement, no holder of uncertificated shares of Class B Common Stock (the “Uncertificated Class B Common Shares”) will be required to deliver a Class B Common Stock Certificate or an executed letter of transmittal to the Agent in order to receive the Class B Per Share Cash Consideration and the Class A Common Stock into which such share of Class B Common Stock has been reclassified and exchanged that such holder is entitled to receive pursuant to Section 2.4(C) with respect to such Uncertificated Class B Common Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” regarding the book-entry transfer of such Uncertificated Class B Common Shares by the Agent (or such other evidence, if any, of transfer as the Agent may reasonably request, it being understood that the holders of Uncertificated Class B Common Shares will be deemed to have surrendered such Uncertificated Class B Common Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Agent may reasonably request), will be entitled to receive in exchange therefor, subject to Section 2.5, the Class B Per Share Cash Consideration and the Class A Common Stock into which such share of Class B Common Stock has been reclassified and exchanged for each Uncertificated Class B Common Share held by such record holder.

(C) Upon surrender of a Class B Common Stock Certificate or Class B Common Stock Certificates to the Agent, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto by a Class B Certificate Holder, and such other documents as may be reasonably required by the Agent or the Company, such Class B Certificate Holder shall be entitled to receive the Class B Per Share Cash Consideration and the Agent shall register in the name of such Class B Certificate Holder the share of Class A Common Stock into which each share of Class B Common Stock represented by such Class B Common Stock Certificate surrendered has been reclassified, as set forth in Section 2.2(B) and subject to Section 2.5. Until surrendered as contemplated by this Section 2.4 (or, with respect to any shares held in uncertificated book-entry form, receipt of an appropriate “agent’s message” or other electronic confirmation), each Class B Common Stock Certificate or book-entry that formerly represented a share of Class B Common Stock shall be deemed, from and after the Reclassification Effective Time, to solely represent the right to receive the Class B Per Share Cash Consideration and the Class A Common Stock into which such share of Class B Common Stock has been reclassified and exchanged. If any Class B Common Stock Certificate shall have been lost, stolen, or destroyed, the Company or the Agent may, in its sole discretion and as a condition precedent to the delivery of the Class B Per Share Cash Consideration and the registration of the shares of Class A Common Stock into which the shares of Class B Common Stock represented by such Class B Common Stock Certificate have been reclassified, require the owner of such lost, stolen or destroyed Class B Common Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such amount as the Company or the Agent may reasonably direct as indemnity against any claim that may be made against the Agent or the Company with respect to such Class B Common Stock Certificate).

(D) No dividends or other distributions that are declared or made on the Class A Common Stock with a record date after the Reclassification Effective Time will be paid to former holders of Class B Common Stock that have been reclassified and exchanged into Class A Common Stock until such persons surrender their Class B Common Stock Certificates or take appropriate action with respect to their Uncertificated Class B Common Shares in accordance with this Section 2.4. Upon such surrender or appropriate action, there shall be paid, without interest, to the person in whose name the book-entry in respect of such share of Class A Common Stock has been made any dividends or other distributions which shall have become payable with respect to the Class A Common Stock in respect of a record date after the Reclassification Effective Time. In the event that any book-entry in respect of shares of Class A Common Stock is to be made in a name other than that in which the Class B Common Stock Certificates surrendered are registered (or, with respect to any Uncertificated Class B Common Shares, a name other than that appearing in such book-entry), it shall be a condition of the creation of such book-entry that the person making such request shall pay to the Agent any transfer or other taxes required by reason of the registration of such shares of Class A Common Stock in a name other than that of the registered holder, or shall establish to the reasonable satisfaction of the Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Agent nor any party hereto shall be liable to a former holder of Class B Common Stock for any shares of Class A Common Stock or dividends or other distributions thereon delivered to a public official pursuant to any applicable escheat Laws.

(E) Any portion of the Aggregate Cash Consideration that remains undistributed to the holders of the Class B Common Stock as of the date that is 180 days after the Reclassification Effective Time shall be delivered to the Company upon demand, and the holders of any Class B Common Stock who have not surrendered the Class B Common Stock Certificates and returned a duly completed and executed Letter of Transmittal (or, with respect to any Uncertificated Class B Common Shares, delivered an appropriate agent’s message or other electronic confirmation) , in each case, in accordance with Section 2.4(C) shall thereafter look only to the Company for satisfaction of their claims for any Class B Per Share Cash Consideration.

Section 2.5 Tax Withholding. The Company and the Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any taxes that are required to be deducted or withheld under applicable Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding were made.

Section 2.6 Adjustments. The Reclassification Consideration shall be adjusted to the extent appropriate to reflect the effect of any stock split, reverse stock split, stock dividend or stock distribution of Class A Common Stock or Class B Common Stock, issuances of any securities convertible to any such securities outside of the ordinary course or any other reorganization, recapitalization, reclassification or other like change with respect to Class A Common Stock or Class B Common Stock having a record date occurring on or after the date of this Agreement and prior to the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Stockholders to enter into this Agreement, the Company hereby represents and warrants to the Stockholders as follows:

Section 3.1 Corporate Power and Authority. The Company is a duly organized and validly existing corporation under the Laws of the State of Delaware and in good standing with the Secretary of State of the State of Delaware. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Requisite Stockholder Approvals at a meeting of the Company’s stockholders duly called and held at which a quorum was established and the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each of the Stockholders) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.2 Capitalization.

(A) As of the Effective Date, the total number of shares of stock which the Company has the authority to issue is 378,000,000, consisting solely of: (i) 322,000,000 shares of Class A Common Stock; (ii) 30,000,000 shares of Class B Common Stock; (iii) 25,000,000 shares of Class 1 Common Stock, and (iv) 1,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). As of June 27, 2022, (i) no shares of Preferred Stock were issued and outstanding, (ii) 159,334,663 shares of Class A Common Stock were issued and outstanding, (iii) 23,205,885 shares of Class B Common Stock were issued and outstanding, and (iv) 2,248,714 shares of Class 1 Common Stock were issued and outstanding.

(B) Immediately following the Reclassification Effective Time, the shares of Class A Common Stock into which the shares of Class B Common Stock are being exchanged and reclassified pursuant to the Amended and Restated Charter will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or similar rights.

Section 3.3 Conflicts; Consents and Approvals. The execution and delivery of this Agreement by the Company, and, subject to the adoption of the Amended and Restated Charter by the stockholders of the Company and the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware, the consummation of the Reclassification and the other transactions contemplated hereby and thereby by the Company do not and will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default under the Company’s certificate of incorporation in effect as of the Effective Date (as amended through the Effective Date, the “Current Charter”) or the Company’s Amended and Restated Bylaws (the “Company Bylaws”) in effect as of the Effective Date, (B) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any person to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of its subsidiaries is a party (other than any compensation or similar plan or arrangement), (C) violate any Law applicable to the Company, or (D) subject to the receipt of the Requisite Stockholder Approvals, the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware, compliance with the Securities Act and the Exchange Act, including required filings with the U.S. Securities and Exchange Commission (the “SEC”), required filings pursuant to state securities or “blue sky” Laws and the approval by the New York Stock Exchange (the “NYSE”) of the shares of Class A Common Stock into which the Class B Common Stock shall be exchanged and reclassified by virtue of the Amended and Restated Charter for listing (subject to official notice of issuance), require any action or consent or approval of, or review by, or registration or filing by the Company with, any Governmental Authority, except, with respect to clauses (B), (C) and (D), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated hereby.

Section 3.4 Board Recommendation. In accordance with the applicable provisions of the DGCL, the Current Charter and the Company Bylaws, the Board, at a meeting duly called and held, following receipt of the unanimous recommendation of the Special Committee, adopted resolutions (A) approving and declaring advisable this Agreement, the other Transaction Documents, the consummation of the Reclassification and the other transactions contemplated by this Agreement; (B) determining and declaring that the terms of this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement are advisable, fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Class A Holders; (C) resolving to make the Company Board Recommendation; (iv) resolving to have the Company enter into this Agreement; and (v) resolving to submit the adoption and approval of the the Amended and Restated Charter to the stockholders of the Company.

Section 3.5 Registration Statement/Proxy Statement.

(A) (i) The registration statement on Form S-4 to be filed with the SEC by the Company in connection with a special meeting of the Company’s stockholders (such meeting, as it may be adjourned or postponed from time to time, the “Special Meeting”) to vote upon the Amended and Restated Charter (as so amended and supplemented, the “Registration Statement”), which shall include a proxy statement in connection with the Special Meeting (the “Proxy Statement”) and (ii) the Schedule 13E-3 to be filed with the SEC jointly by the Company and one or more of the Stockholders and/or Affiliates thereof, will each comply as to form, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as the case may be, and will not, on the date of its filing or at the time the Registration Statement becomes effective under the Securities Act or on the date the Proxy Statement or any amendment or supplement thereto is mailed to the Company’s stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(B) Notwithstanding Section 3.5(A), no representation or warranty is made by the Company with respect to information supplied by the Stockholders or any of their Representatives acting on the Stockholders’ behalf, in each case, expressly for inclusion or incorporation by reference in the Registration Statement, the Proxy Statement or the Schedule 13E-3.

Section 3.6 Special Committee Fairness Opinion. The Special Committee has received the opinion of Centerview, financial advisor to the Special Committee, dated as of the Effective Date, to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to this Agreement, are fair, from a financial point of view, to the Unaffiliated Class A Holders.

Section 3.7 Litigation. As of the execution of this Agreement on the Effective Date, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

In order to induce the Company to enter into this Agreement, each Stockholder, severally (but not jointly) and making representations only as to himself, herself or itself, as applicable, hereby represents and warrants to the Company as follows:

Section 4.1 Title to Shares. As of the Effective Date, such Stockholder is the record holder of, and has good and valid title to, its respective shares of Company capital stock (together with any other shares of capital stock of the Company acquired by the Stockholders after the Effective Date, the “Covered Shares”), as set forth on Schedule A, free and clear of liens other than as created by this Agreement or arising under generally applicable securities laws, except that a portion of the Covered Shares, as indicated in Schedule A, are pledged to lenders and other financial institutions. As of the Effective Date, such Stockholder has the sole voting power and power of disposition with respect to its respective shares of Company capital stock as set forth on Schedule A, or shares with or has otherwise delegated such powers to another Stockholder. As of the Effective Date, other than the Covered Shares or as set forth in Schedule A, such Stockholder is not the record holder, does not beneficially own and does not exercise voting discretion or control over any (A) other shares of capital stock of the Company or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock of the Company or voting securities of the Company or (C) other than any equity awards or other share compensation, options or other rights to acquire from the Company any shares of capital stock of the Company, voting securities or securities convertible into or exchangeable for shares of capital stock of the Company or voting securities of the Company. Except as disclosed in the Schedule 13D filed by Astra Legacy, WildStar and certain other persons prior to the date hereof and except for any such agreement or contract that grants voting power to a Stockholder party hereto, the Covered Shares are not subject to any voting trust agreement or other contract to which such Stockholder is a party restricting or otherwise relating to the voting of the Covered Shares. Such Stockholder has not appointed or granted any proxy or power of attorney with respect to any Covered Shares, other than to another Stockholder, that limits or would reasonably be expected to limit the ability of such Stockholder to vote or otherwise comply with Section 5.3 or Section 5.8.

Section 4.2 Power and Authority. If such Stockholder is an individual, such Stockholder has all requisite capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. If such Stockholder is not an individual (A) such Stockholder is duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of incorporation or organization, (B) such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (C) the execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement or the performance by such Stockholder of its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.3 Conflicts; Consents and Approvals. Except for the applicable requirements of the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder and (B) neither the execution, delivery or performance of this Agreement by such Stockholder nor compliance by such Stockholder with any of the provisions hereof shall (i) if such Stockholder is not an individual, conflict with or violate any provision of the organizational documents of such Stockholder, (ii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on such property or asset of such Stockholder pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (iii) violate any Law applicable to such Stockholder or any of such Stockholder’s properties or assets except, in the case of clause (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement.

Section 4.4 Litigation. As of the execution of this Agreement on the Effective Date, there are no actions, suits or proceedings pending or, to the knowledge of the Stockholder, threatened, against the Stockholder, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement.

Section 4.5 Registration Statement/Proxy Statement/Schedule 13E-3. Any statements made or incorporated by reference in the Registration Statement, Proxy Statement or the Schedule 13E-3 based on information supplied by such Stockholder, or any of its Representatives acting on its behalf, in each case, for inclusion or incorporation by reference therein, will not, on the date of its filing or at the time it becomes effective under the Securities Act or on the date the Proxy Statement or any amendment or supplement is mailed to the stockholders of Company in connection with the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6 Finders’ Fees. Other than Greenhill & Co. LLC, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Stockholders who might be entitled to any fee or commission from the Company upon consummation of the Reclassification.

ARTICLE V

COVENANTS

Section 5.1 Special Meeting. The Company shall submit to stockholders of the Company at the Special Meeting a proposal seeking the approval and adoption of the Amended and Restated Charter, by (A) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, (B) a majority of the issued and outstanding shares of Class B Common Stock, and (C) the affirmative vote of not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders (such stockholder vote in subsection (C), the “Unaffiliated Class A Common Stockholder Approval”) (collectively, clauses (A) through (C), the “Requisite Stockholder Approvals”). The Company shall use reasonable best efforts to cause the Special Meeting to be held as promptly as reasonably practicable following the effectiveness of the Registration Statement.

Section 5.2 Registration Statement; Proxy Materials/Schedule 13E-3.

(A) The Company shall prepare and promptly file with the SEC the Registration Statement, which shall include the Proxy Statement, and the Company, on the one hand, and the Stockholders, on the other hand, shall jointly prepare and promptly file the Schedule 13E-3. The Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company in connection with the Special Meeting. The Proxy Statement shall include the Company Board Recommendation.

(B) The Company and WildStar shall cooperate and consult with each other in the preparation of the Registration Statement, the Proxy Statement and the Schedule 13E-3. Without limiting the generality of the foregoing, the Stockholders shall (i) furnish to the Company the information relating to the Stockholders required by the Exchange Act and the Securities Act to be set forth in the Registration Statement, the Proxy Statement and the Schedule 13E-3, which information on the date of its filing or at the time the Registration Statement becomes effective under the Securities Act or on the date the Registration Statement or any amendment or supplement thereto is mailed to the stockholders or at the time of the Special Meeting, shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) cooperate with the Company in responding to any comments made by the staff of the SEC with respect thereto. WildStar and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement, the Proxy Statement and the Schedule 13E-3 and any amendments or supplements thereto (which comments the Company will consider in good faith) before the filing thereof with the SEC. In the event of a disagreement between the Company and WildStar (or their respective counsel) as to whether information or comments provided by WildStar should be included or reflected in the Registration Statement, the Proxy Statement and the Schedule 13E-3, the Company shall include any factually accurate information and reflect any comments that WildStar’s outside counsel, believes, after good faith discussion with the Company and its outside counsel, is reasonably necessary to ensure that the holders of Class A Common Stock are able to make an informed decision, in accordance with Delaware law, including Kahn v. M&F Worldwide Corp. and its progeny. The Company will promptly notify WildStar of the receipt of any comments from the staff of the SEC with respect to the Registration Statement, Proxy Statement or the Schedule 13E-3 and of any request by the staff of the SEC for amendments of, or supplements to, the Registration Statement, Proxy Statement or the Schedule 13E-3. The Company shall have no liability for statements made in the Registration Statement, Proxy Statement or the Schedule 13E-3 based on information or materials provided by or on behalf of the Stockholders or their Representatives expressly for inclusion or incorporation by reference in the Registration Statement, Proxy Statement or the Schedule 13E-3.

(C) The Company shall use its reasonable best efforts to (i) solicit from its shareholders proxies in favor of the approval of the Amended and Restated Charter, and (ii) take all other action reasonably necessary or advisable to secure the Requisite Stockholder Approvals. Subject to the requirements of applicable law, the Company may, and in the case of clause (c) upon the request of WildStar for periods not to exceed ten Business Days in any single such postponement or adjournment or three months in the aggregate, shall, postpone or adjourn the Special Meeting (a) if a quorum has not been established; (b) to allow reasonable additional time for the filing and mailing of any supplement or amendment to the Proxy Statement as may be required under applicable Law and for such supplement or amendment to be disseminated and reviewed by the Company’s stockholders sufficiently in advance of the Special Meeting; (c) to allow reasonable additional time to solicit additional proxies, if and to the extent the Requisite Stockholder Approvals would not otherwise be obtained; or (d) with the prior written consent of WildStar; provided, however, that, unless otherwise agreed to by WildStar, the Special Meeting shall not be postponed or adjourned under clauses (a) or (c) for more than ten Business Days in any single such postponement or adjournment or three months in the aggregate. The Company shall advise WildStar on a daily basis during each of the last five Business Days prior to the date of the Special Meeting as to the aggregate tally of proxies received by the Company with respect to the Requisite Stockholder Approvals and at additional times upon the reasonable request of WildStar.

Section 5.3 Voting; Restriction on Transfers and Pledges.

(A) Until the earlier of (i) the Closing Date and (ii) the termination of this Agreement pursuant to ARTICLE VII, each of the Stockholders hereby irrevocably and unconditionally agrees, at the Special Meeting, including any postponement or adjournment thereof, in each case to the extent that such Stockholders are entitled to vote the Covered Shares:

(1) to appear, in person or by proxy, at the Special Meeting, including any postponement or adjournment thereof, or otherwise cause the Covered Shares to be counted as present thereat for purposes of determining a quorum; and

(2) to vote (or cause to be voted), in person or by proxy (returned sufficiently in advance of the deadline for proxy voting for the Company to have the reasonable opportunity to verify receipt), the Covered Shares (a) in favor of adopting and approving the Amended and Restated Charter, and any proposal to postpone or adjourn any meeting of the stockholders of the Company at which the Amended and Restated Charter is submitted for the consideration and vote of the stockholders of the Company to a later date (subject to the limits in Section 5.2(C)) if there are not sufficient votes for approval of such matters or to establish a quorum on the date on which the meeting is held; (b) unless otherwise directed in writing by the Special Committee, against any action, agreement or transaction that would reasonably be expected to result in any of the conditions set forth in ARTICLE VI not being satisfied on or before the Outside Date; and (c) against any other action, agreement or transaction involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent or materially impair or materially delay the consummation of the Reclassification.

(B) Each Stockholder hereby irrevocably appoints, and at the written request of the Company will cause any trust, limited partnership or other entity holding Covered Shares over which the applicable Stockholder exercises direct or indirect voting control, to irrevocably appoint, as its and their proxy and attorney-in-fact James O. Bourdeau and Brian S. Bennett, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 5.3(A) at the Special Meeting (including any adjournment or postponement thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the termination of this Agreement in accordance with ARTICLE VII at which any of the matters described in Section 5.3(A) is to be considered; provided, however, for the avoidance of doubt, that each Stockholder shall retain at all times the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than those described in Section 5.3(A). This proxy is (and any proxy granted by any trust, limited partnership or other entity holding Covered Shares over which the applicable Stockholder exercises direct or indirect voting control will be) coupled with an interest, is (or will be, as applicable) given as an additional inducement of the Company to enter into this Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with ARTICLE VII, at which time any such proxy shall terminate. The Company may terminate this proxy with respect to such Stockholder (or any of its trusts, limited partnerships or other entities holding Covered Shares over which the applicable Stockholder exercises direct or indirect voting control) at any time at its sole election by written notice provided to such Stockholder.

(C) The Stockholders hereby covenant and agree that, prior to the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE VII, they shall not Transfer any shares of Class A Common Stock or Class B Common Stock or, except as set forth in this Agreement or otherwise in existence among the Stockholders as of the Effective Date, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Class A Common Stock or Class B Common Stock; provided that, notwithstanding anything herein to the contrary, the Stockholders may (i) Transfer shares of Class A Common Stock or Class B Common Stock (a) to (1) Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses (including any person married to one of her descendants at the time of such descendant’s death), the descendants of a spouse of her descendant (whether by blood or adoption), her siblings, the descendants of her siblings (whether by blood or adoption), or the estate of any of the foregoing persons, or The Sands Family Foundation, Inc., (2) trusts which are for the benefit of any combination of the Persons described in clause (1), or any trust for the benefit of any such trust, or (3) partnerships, limited liability companies or any other entities which are controlled by any combination of the persons described in clause (1), the estate of any such persons, a trust referred to in the foregoing clause (2) or an entity that satisfies the conditions of this clause (3) (collectively, including the Stockholders, the “Family-Related Persons”) or (b) in connection with any bona fide estate, family or tax planning; (ii) Transfer shares of Class A Common Stock or Class B Common Stock so long as the proceeds of any such Transfer are used to pay or repay (a) any borrowings that exist as of the Effective Date and become due and payable by any Family-Related Persons (provided that any such Transfers pursuant to this clause (a) shall not exceed 3,000,000 shares of Class A Common Stock or Class B Common Stock in the aggregate (as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction) or (b) any debts, bequests or other liabilities of any Family-Related Person upon their death; (iii) pledge, hypothecate or Encumber any shares of Class A Common Stock or Class B Common Stock with respect to borrowings by any Family-Related Persons and Transfer any shares in connection with any exercise of remedies with respect thereto, so long as, for the avoidance of doubt, such Stockholder retains voting control over any such pledged shares unless and until the counterparty to such pledge exercises remedies pursuant to the applicable definitive agreement; or (iv) Transfer shares of Class A Common Stock received in connection with a conversion of Class 1 Common Stock, provided, further that, in the case of clause (i), such transferee of such shares of Class A Common Stock or Class B Common Stock agrees to be bound by and subject to the terms and provisions hereof to the same extent as such transferring Stockholder and executes a joinder to this Agreement, the form and substance of which is reasonably acceptable to the Company.

(D) The Stockholders hereby covenant and agree that, (i) until the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE VII, the Stockholders shall continue to hold the power to vote or direct the voting of at least a majority of the voting power of both (a) all of the issued and outstanding shares of Class B Common Stock and (b) all of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, when voting as a single class and (ii) no Stockholder will knowingly take any action pursuant to Section 5.3(C) or otherwise under this Agreement that would reasonably be expected to result in the Stockholders failing to comply with this Section 5.3(D).

Section 5.4 Section 16 Matters. Prior to the Closing, the Company shall take all reasonable steps to cause the transactions contemplated by this Agreement, including any dispositions or deemed dispositions of the shares of Class B Common Stock and acquisitions or deemed acquisitions of Class A Common Stock by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be approved for purposes of the exemption under Rule 16b-3 promulgated under the Exchange Act.

Section 5.5 Further Assurances.

(A) Each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action, and do or cause to be done all things necessary, proper or advisable under applicable Law, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement.

(B) Each of the parties hereto agrees to cooperate and use its reasonable best efforts, at the Company’s expense, to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned as promptly as possible any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect that restricts, prevents or prohibits the consummation of any of the transactions contemplated by this Agreement, including by pursuing all reasonably available avenues of administrative and judicial appeal.

Section 5.6 Retirement. Provided that they remain employees of the Company or a Subsidiary through immediately prior to the Reclassification Effective Time, Messrs. Robert and Richard Sands shall retire (and shall take all reasonable actions necessary to effect the same) as Executive Chairman of the Board and Executive Vice Chairman of the Board, respectively, effective as of the Reclassification Effective Time and shall be entitled to the rights and benefits due upon a Retirement, as set forth in Section 6 of their respective Executive Employment Agreements with the Company, each dated as of May 21, 2008 (each, an “Employment Agreement”).

Section 5.7 Public Announcement. The parties hereby approve of the issuance of the public announcement of this Agreement as previously reviewed and agreed between WildStar, the Company and the Special Committee. The parties hereto shall obtain the consent of the other, not to be unreasonably withheld, before issuing any other press release or making any other public announcement or communication with respect to this Agreement or the transactions contemplated hereby; provided, that the prior consent of the other party shall not be required with respect to the issuance of any press release or the making of any other public announcement or communication that either (A) is consistent in all material respects with a press release or other public announcement or communication previously approved by such other party or (B) is required by applicable law or any listing agreement with any national securities exchange, in which case covered by this clause (B) the parties shall consult with each other before issuing such press release or making such public announcement or communication, to the extent permitted by law (it being understood that the Proxy Statement, Registration Statement and Schedule 13E-3 shall be governed by Section 5.2 and not this Section 5.7).

Section 5.8 Post-Reclassification Governance Matters.

(A) Board Representation.

(i) The Company shall take all necessary action so that Messrs. Robert and Richard Sands become and/or remain, as applicable, Non-Executive Chairman of the Board (for such period of time as decided by the Board) and a Board member, respectively, as of and immediately following the Reclassification Effective Time. The Board shall take all requisite action so that, at the Reclassification Effective Time, the compensation package for Mr. Robert Sands in respect of his service as Non-Executive Chairman from and after the Reclassification Effective Time shall be in-line with that of a non-executive chairman for a company of similar size and in the same line of business as the Company, for his service as non-executive chairman of the Board. The Board shall take all requisite action so that, at the Reclassification Effective Time, Mr. Richard Sands shall be compensated in-line with the current non-management Board members in respect of his service as director from and after the Reclassification Effective Time. In addition, the Company shall continue to provide to each of Messrs. Robert and Richard Sands (x) offices in the Company’s Florida location for up to six months following the Reclassification Effective Time and (y) administrative support, security and cars and drivers provided to such person as of the Effective Date, in each case, consistent with that provided as of the Effective Date and solely for so long as each such person is a member of the Board.

(ii) From the Reclassification Effective Time until the date that is five years after the Reclassification Effective Time (“Five-Year Post-Reclassification Date”) and so long as the Stockholders, collectively, have beneficial ownership of, or are the holders of record of, at least ten percent of the issued and outstanding shares of Class A Common Stock, the Board shall nominate two individuals designated by WildStar for election to the Board at any annual meeting of Company stockholders at which directors are to be elected (such meeting, an “Election Meeting”) in accordance with the procedures set forth in this Section 5.8(A) (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected); provided, however, that until the Five-Year Post-Reclassification Date, in the event that the Stockholders, collectively, have beneficial ownership of, or are the holders of record of, less than ten percent but at least a number of shares of Class A Common Stock equal to 9,239,463.1 (as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction, the “Five Percent Threshold”), then the Board shall nominate one individual designated by WildStar for election to the Board at any Election Meeting (or otherwise in connection with any action by written consent pursuant to which a majority directors of the Board will be elected) (collectively, the “Sands Family Nominees”); provided, further, however, that if the Stockholders would, in the absence of this proviso, cease to have the right to require the Board to nominate two Sands Family Nominees as a result of falling below the foregoing ten percent threshold other than through a Transfer of their Class A Common Stock, the Stockholders shall not lose such right unless and until, one month thereafter, they remain below such threshold (and the Stockholders shall, notwithstanding Section 5.8(C), be permitted to acquire additional shares of Class A Common Stock (not to exceed beneficial or record ownership of 10.1%) during such one-month period). The initial Sands Family Nominees shall be Robert Sands and Richard Sands (the “Initial Sands Family Nominees”). For clarity, (a) in no event shall the Stockholders have the right to have more than two Sands Family Nominees serving on the Board at any time and (b) the nomination of each Sands Family Nominee shall be included pursuant the Company’s notice of meeting in the Board’s slate of nominees.

(iii) From and after the Five-Year Post-Reclassification Date and so long as the Stockholders, collectively, have beneficial ownership of, or are the holders of record of, at least the Five Percent Threshold of the issued and outstanding shares of Class A Common Stock, the Board shall nominate one individual designated by WildStar for election to the Board at any Election Meeting (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected) (which, for clarity, such individual nominated pursuant to this clause (iii) shall also be a “Sands Family Nominee” for the purposes of this Agreement). On and following the first date following the Reclassification Effective Time on which the Stockholders, collectively, have beneficial ownership of, or are the holders of record of, less than Five Percent Threshold of the issued and outstanding shares of Class A Common Stock, the Stockholders shall no longer have any nomination rights under this Section 5.8(A).

(iv) Notwithstanding the nomination rights of the Stockholders in Section 5.8(A)(ii) and Section 5.8(A)(iii), the Stockholders shall not be entitled to nominate any directors to the Board if there is a Director Rights Termination Event.

(v) For so long as WildStar is entitled to designate any Sands Family Nominee pursuant to this Section 5.8(A), the Board shall cause such individual(s) (or any replacement designated by WildStar pursuant to this Section 5.8(A)) to be included in the slate of nominees recommended by the Board to the stockholders of the Company for election as directors at each Election Meeting (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected) and the Company shall use the same efforts to cause the election of such nominee(s) as it uses to cause other nominees recommended by the Board to be elected, including soliciting proxies or consents in favor of the election of such nominee(s).

(vi) If a vacancy is created at any time by the death, retirement, resignation or removal (with or without cause) of a Sands Family Nominee, or in the event of the failure of any such nominee to be elected, WildStar shall have the right to designate a replacement, which designee shall promptly be appointed to the Board to fill such vacancy, subject to the procedures and qualifications set forth in this Section 5.8(A). The Company shall take all action reasonably available to it to cause such vacancy to be filled by the replacement so nominated, and the Board shall promptly elect such nominee to the Board.

(vii) Notwithstanding the foregoing, the Company’s obligations to have any Sands Family Nominee appointed to the Board, or to be nominated for election as a director at any Election Meeting pursuant to Section 5.8(A), shall, in each case, be subject to (a) such nominee’s satisfaction of all requirements regarding service as a director of the Company under applicable law and stock exchange rules regarding service as a director of the Company, (b) except with respect to the initial Sands Family Nominees, the Reasonable Approval of the Board and (c) such nominee including in his or her irrevocable, conditional resignation (in connection with the majority voting provision for uncontested director elections in the Amended and Restated Bylaws) that such nominee’s resignation will also be effective upon (1) an uncured material breach of the obligations under this Section 5.8 as determined in a final non-appealable judgment entered in accordance with Section 8.5 (a “Director Rights Termination Event”) and (2) the Board’s acceptance of such resignation. The Company and WildStar shall cooperate in good faith to identify and pre-clear any Sands Family Nominees (other than the initial Sands Family Nominees) in advance of the mailing of the Company’s proxy statement for the Company’s annual meeting.

(viii) For so long as WildStar has the right to designate any Sands Family Nominee for election pursuant to this Section 5.8(A) and to the extent permitted by applicable law and the rules of the national securities exchange on which the Company’s equity securities are traded or listed, WildStar shall be entitled to have a Sands Family Nominee, to the extent then serving on the Board, serve as a non-voting member of each committee of the Board (other than the audit committee).

(ix) Each Sands Family Nominee shall be entitled to the same indemnification and expense reimbursement rights (including pursuant to indemnification agreements) available to the other members of the Board.

(B) Transfer Restrictions.

(i) From the Reclassification Effective Time until the date that is three years after the Reclassification Effective Time (the “Lock-Up Period”), the Stockholders shall not, directly or indirectly, in any single transaction or series of related transactions: (a) Transfer any Covered Shares, (b) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Covered Shares, for cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b). The Stockholders hereby authorize the Company during the Lock-Up Period to cause its transfer agent for the Covered Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Covered Shares for which each Stockholder is the record holder or beneficial owner, in all cases consistent with this Section 5.8(B) (for the avoidance of doubt, the Company shall instruct the transfer agent to remove any such transfer restrictions, restrictive legends or the like in connection with any Transfer that is permissible hereunder and upon the expiration of the Lock-Up Period).

(ii) Notwithstanding the foregoing restrictions in Section 5.8(B)(i),

(a) the Stockholders may Transfer the Covered Shares (1) to any Family-Related Person or otherwise in connection with any bona fide estate, family or tax planning, but only if such transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement as a Stockholder, (2) to any other person to the extent such Transfer has been approved in writing by a majority of the members of the Board (excluding the Sands Family Nominees), (3) to participate in or otherwise in connection with (x) a tender or exchange offer by any person or (y) a merger, stock sale, consolidation or other business combination of the Company, in the case of clauses (x) and (y), that has been approved or recommended by the Board and (4) so long as the proceeds of any such Transfer are used to pay or repay any debts, bequests or other liabilities of any Family-Related Person upon their death.

(b) subject to the Board Anti-Pledging Policy (as modified by Section 5.8(I)), the Stockholders may (1) pledge, hypothecate or Encumber their Covered Shares to any third-party pledgee with respect to arm’s-length borrowings from third parties by any Family-Related Persons and (2) Transfer any Covered Shares in connection with any exercise of remedies with respect thereto.

(c) The Stockholders shall, collectively, be permitted to Transfer Covered Shares during the Lock-Up Period, subject to the following restrictions:

(1) in any successive six-month period following the Closing, Transfers of Covered Shares, including any Transfers of Covered Shares pursuant to a Block Sale, an Underwritten Offering and open market trades, shall not exceed, in the aggregate, two percent of the Company Market Capitalization, of which open market trades can account for up to one percent of the Company Market Capitalization in such six-month period, and open market trades on any day cannot exceed fifteen percent of the 4 Week Volume.

(2) The Stockholders shall be permitted to Transfer in excess of such restrictions set forth in Section 5.8(B)(ii)(c)(1), but not in an amount above the Maximum Cap, if such Transfers of Covered Shares occur pursuant to a piggyback registration permitted by the Registration Rights Agreement.

(3) In no event shall the aggregate Transfers permitted by this Section 5.8(B)(ii)(c) exceed 7,957,925 Covered Shares (as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction, the “Maximum Cap”).

Notwithstanding anything herein to the contrary, any Transfers permitted by Sections 5.8(B)(ii)(a) and (b) shall not count toward the Maximum Cap or any other restrictions on Transfer in this Section 5.8(B)(ii)(c).

(iii) Any attempted Transfer in violation of this Section 5.8(B) shall be null and void ab initio. Any stock certificates representing shares of Class A Common Stock held by the Stockholders shall include a legend reference to these Transfer restrictions as set forth in this Section 5.8(B).

(iv) Notwithstanding anything herein to the contrary, (a) shares of Class A Common Stock, if any, representing the Incremental Amount may be Transferred without restriction hereunder (and no such Transfers shall count toward the Maximum Cap or any other restrictions on Transfer hereunder), and shall not for any purpose of this Section 5.8(B) be considered Covered Shares (and the first and all subsequent Transfers of shares by the Stockholders that would otherwise count towards the Maximum Cap or any other restrictions on Transfer in Section 5.8(B)(ii)(c) shall be considered Transfers of shares representing the Incremental Amount, until the full Incremental Amount has been Transferred), and (b) the Foundations shall not be subject to this Section 5.8(B) in any respect, and any Transfers by the Foundations shall not count toward the Maximum Cap or any other restrictions on Transfer in respect of the other Stockholders in this Section 5.8(B).

(C) Standstill.

(i) From the Reclassification Effective Time until the later of the date that is five years after the Reclassification Effective Time and such time as each director nominated to the Board pursuant to Section 5.8(A) resigns from the Board (the “Standstill Period”), each Stockholder will not, directly or indirectly, other than in any such Stockholder’s capacity as a member of the Board, and will use its reasonable best efforts to cause its Representatives that are acting on its behalf in connection with this Agreement to not, directly or indirectly, except with the prior written approval of the Board (excluding the Sands Family Nominees):

(a) acquire or offer to acquire any Company Securities other than shares of Class A Common Stock and Class 1 Common Stock acquired pursuant to (1) the Reclassification, (2) conversions of existing shares of Class 1 Common Stock into shares of Class A Common Stock pursuant to the provisions of the Amended and Restated Charter, (3) annual compensation grants or other equity compensation to such Stockholders as a result of their status as a member of the Board, (4) any Transfers permitted by Sections 5.8(B)(ii)(a)(1) or (5) as permitted by Section 5.8(A)(ii);

(b) (i) make, or in any way participate in, directly or indirectly, any “solicitation” (as such term is defined in Rule 14a-1 under the Exchange Act, including any otherwise exempt solicitation pursuant to Rule 14a-2(b) under the Exchange Act) to vote or refrain from voting any Company Securities, (ii) call or seek to call a meeting of stockholders or (iii) seek to advise or influence any person with respect to the voting of any Company Securities;

(c) other than (x) to effectuate the nomination and election of the Sands Family Nominees in Section 5.8(A) or (y) such actions that are consistent with the Board’s public recommendation on any director nomination or stockholder proposal, seek the removal of any member of the Board (including through any “withhold” or similar campaign) or submit, initiate, participate in or knowingly encourage any director nomination or stockholder proposal with respect to the Company;

(d) propose any merger, share exchange, business combination, tender or exchange offer, restructuring, recapitalization, liquidation or similar transaction of or involving, or any sale or other disposition or acquisition of a material portion of the consolidated assets of, the Company;

(e) act, alone or in concert with others, to seek to change, control or influence, in any manner, the business, policies or affairs of the Company and its Subsidiaries;

(h) publicly disclose any intention, plan or arrangement, or enter into any negotiations, arrangements or understandings with any person(s), which are inconsistent with any of the foregoing;

(i) advise, knowingly assist, knowingly encourage or direct any person to do any of the foregoing; or

(k) contest the validity of this Section 5.8(C) or make any request to amend, waive or terminate this Section 5.8(C) that would reasonably be expected to require the Company or such Stockholder to publicly disclose such request.

(ii) For the avoidance of doubt, nothing in this Section 5.8(C) shall limit the ability of the Stockholders to (a) vote for or against, grant proxies, written consents or ballots in relation to, tender into or abstain from taking any action in connection with transactions, proposals or other matters initiated and coordinated by other persons unaffiliated with the Stockholders and acting independently of, and not in conjunction with or at the behest or instigation of, the Stockholders, (b) acquire or propose to acquire any Company Securities from other Stockholders or Family-Related Persons or (c) advise, assist, encourage or direct any other Stockholder or Family-Related Person to take actions in respect of Company Securities, including providing advice on voting and disposition of Company Securities; provided, that the Stockholders acknowledge and agree that this clause (c) is not intended to evade the provisions of and shall not be construed to permit the contravention of the restrictions set forth in this Section 5.8(C).

(iii) During the Standstill Period:

(a) each Stockholder shall not, and shall cause its Representatives (acting at the direction of such Stockholder) not to, make any public statement that disparages or otherwise calls into disrepute the Company in any manner that could reasonably be expected to damage the business or reputation of the Company; and

(b) the Company shall not, and shall cause its Subsidiaries and Representatives (acting at the direction of the Company or its Subsidiaries) not to, make any public statement that disparages or otherwise calls into disrepute the Stockholders and the Family-Related Persons in any manner that could reasonably be expected to damage the business or reputation of such persons. The Family-Related Persons shall be third-party beneficiaries of this Section 5.8(C)(iv)(b).

The restrictions in this Section 5.8(C) shall not (a) apply (1) in any compelled testimony or production of information in response to applicable law, or (2) to any disclosure required by applicable law; or (b) prohibit any party from reporting what it reasonably believes to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

(D) Registration Rights Agreement. At the Reclassification Effective Time, the Company and the Stockholders agree and covenant that each of the Company and the Stockholders to be party thereto will enter into a registration rights agreement (the “Registration Rights Agreement,” substantially in the form attached hereto as Annex E).

(E) Adoption of Amended and Restated Bylaws. The Board shall resolve to amend and restate the Company Bylaws, effective as of the Reclassification Effective Time (the “Amended and Restated Bylaws”) in the form set forth in Annex B.

(F) Adoption of Amended Board Corporate Governance Guidelines. The Board shall resolve to amend and restate the Board Corporate Governance Guidelines, effective as of the Reclassification Effective Time, (the “Amended Board Corporate Governance Guidelines”) in the form set forth in Annex C.

(G) Adoption of Amended Corporate Governance and Responsibility Committee Charter. The Board shall resolve to amend and restate the Corporate Governance and Responsibility Committee Charter, effective as of the Reclassification Effective Time, in the form set forth in Annex E.

(H) Adoption of Board Anti-Pledging Policy. The Board shall resolve to adopt a Board Anti-Pledging Policy, effective as of the Reclassification Effective Time, (the “Board Anti-Pledging Policy”) in the form set forth in Annex F.

(I) Stockholder Pledging Conditions.

(i) No pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, shall interfere with any pledge, hypothecation or Encumbrance by Stockholders of shares of Company stock so long as:

(a) From the Reclassification Effective Time until the date that is five years after the Reclassification Effective Time (such period, the “Initial Five-Year Pledging Restrictions Period”), the number of Covered Shares subject to such pledges, hypothecations or Encumbrances that otherwise would be covered by the Board Anti-Pledging Policy do not exceed, at any given time, the higher of (x) the number of Covered Shares having a dollar value, based on the 20 Day VWAP, of $4,054,204,438 or (y) the number of Covered Shares pledged by the Stockholders as of the Effective Date (as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction) (the “Initial Pledge Cap”); and

(b) From and after the calendar day immediately following the last day of the Initial Five-Year Pledging Restrictions Period until no member of the Board is a Sands Family Nominee that is a Family-Related Person, the number of Covered Shares subject to such pledges, hypothecations, or Encumbrances that otherwise would be covered by the Board Anti-Pledging Policy do not exceed, on any Pledge Testing Date, the number of Covered Shares having a dollar value, based on the 20 Day VWAP, of the Pledge Cap (or, if such limit is exceeded on any Pledge Testing Date, such limit is not exceeded on the next Pledge Testing Date).

(ii) From and after the Reclassification Effective Time, the Stockholders shall use their reasonable best efforts to ensure that all Company Securities beneficially owned by a Sands Family Nominee that is a Family-Related Person (such Company Securities, the “Restricted Company Securities”) are in compliance with the Board Anti-Pledging Policy, as modified by clause (I)(i) above. In the event of a material breach of this Section 5.8(I) or any pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, the applicable Stockholders shall have one hundred and twenty calendar days to cure such material breach. If the material breach shall not have been cured as of the one hundred twentieth calendar day following receipt of written notice from the Board, then, unless and until such breach is cured, WildStar shall not be entitled to nominate any directors to the Board pursuant to Section 5.8(A), and the Sands Family Nominees shall resign from the Board (subject to Board acceptance of such resignation).

(iii) From and after the Reclassification Effective Time, the Stockholders shall use their reasonable best efforts to cause each Sands Family Nominee that is a Family-Related Person to disclose to the Company (x) the Restricted Company Securities beneficially owned by such person at the end of each of the Company’s second and fourth fiscal quarters and (y) pledges, hypothecations or Encumbrances with respect to such Restricted Company Securities that would (in the absence of this Section 5.8(I)) be covered by the Board Anti-Pledging Policy at the end of each of the Company’s second and fourth fiscal quarters.

(iv) For the avoidance of doubt, in the event that there are no Family-Related Persons serving on the Board, then neither any pledging policy or similar restriction of the Company, including the Board Anti-Pledging Policy, nor the restrictions set forth in this Section 5.8(I) shall apply to the Stockholders. Notwithstanding anything to the contrary, neither any pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, nor the restrictions in this Section 5.8(I) shall apply to shares that are not beneficially owned by any member of the Board.

(v) Notwithstanding anything to the contrary, (a) the shares that represent the Incremental Amount, if any, shall not be subject to any pledging policy or similar restriction of the Company, including the Board Anti-Pledging Policy, in any respect, and may be pledged, hypothecated or Encumbered without any such restriction, and accordingly, (x) the Initial Pledge Cap and the Pledge Cap shall each be increased by the Incremental Amount, if any, and (y) clauses (ii) and (iii) of this Section 5.8(I) shall not apply to the Incremental Amount of shares, and (b) the sole and exclusive remedy for a breach of any pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, or this Section 5.8(I), which shall apply only following a determination in a final non-appealable judgment entered in accordance with Section 8.5 that a material breach of this Section 5.8(I) has occurred, shall be the immediate and irrevocable termination of the nomination rights of the Stockholders and WildStar set forth in Section 5.8(A). References to Family-Related Persons in this Section 5.8(I) shall include only Family-Related Persons that are natural persons.

(J) Rotation of Lead Independent Director Position. The Board intends to have the Board rotate the lead independent director position on the Board at the next available normal cycle opportunity.

(K) Stockholders Post-Reclassification Ownership. On and following the Reclassification Effective Time, in the event that the Stockholders acquire additional Company Securities, (i) such Stockholder(s) shall promptly (but, in no event, later than the end of next full fiscal quarter of the Company following such acquisition) notify the Company of such additional Company Securities (it being understood that public filings disclosing such acquisition shall be deemed to constitute notice), and (ii) such Company Securities shall, immediately upon such acquisition and without further action of the parties, be deemed Covered Shares subject to the provisions of this Agreement.

Section 5.9 Tax Matters. The parties hereto will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a change in applicable Law after the date hereof or a “determination” within the meaning of Section 1313(a) of the Code.

Section 5.10 Fees and Expenses; Indemnification.

(A) Promptly following the earlier of (a) the Closing Date and (ii) any termination of this Agreement pursuant to Article VII, the Company shall pay (or reimburse the Stockholders for amounts already paid in respect of) the fees and expenses of the Stockholders’ financial and legal advisors, incurred in connection with negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Reclassification.

(B) The Company hereby covenants and agrees to indemnify, defend and hold harmless each Stockholder, Family-Related Person and the directors, managers, partners, trustees, officers, employees, agents and other representatives of the foregoing (each, an “Indemnified Party”) against any and all Losses incurred in connection with, arising out of or resulting from any Action. For the purposes hereof, (i) “Losses” shall mean any out-of-pocket costs and expenses related to an Action but not including, for clarity, any loss, liability or damage pursuant to a judgment, order, decree or settlement in any such Action and (ii) “Actions” shall mean any claims, demands, actions, proceedings or investigations related to this Agreement or the transactions contemplated hereby, including the Reclassification (including any of the foregoing brought by any actual or purported stockholders, directors, officers or employees of the Company related thereto), other than any claims, demands, actions or proceedings brought by the Company against the Stockholders for breach of this Agreement. The Indemnified Parties shall be third-party beneficiaries of this Section 5.10(B).

Section 5.11 Shelf Registration Statement. The Company shall use its reasonable best efforts to, substantially concurrently with, or prior to, the Closing, prepare and file a “shelf” registration statement, in a form reasonably acceptable to WildStar, pursuant to Rule 415 promulgated under the Securities Act relating to the shares of Common Stock beneficially owned by the Stockholders after giving effect to the Reclassification, together with, if requested by WildStar no later than 15 days prior to the anticipated Closing Date, an associated prospectus supplement (the “Shelf Registration Statement”). WildStar shall reasonably cooperate with the Company in the preparation and filing of the Shelf Registration Statement.

Section 5.12 NYSE Listing. The Company shall use its reasonable best efforts to cause the shares of Class A Common Stock into which the Class B Common Stock shall be exchanged and reclassified pursuant to the Reclassification to be approved for listing on NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Reclassification Effective Time.

Section 5.13 Financing Matters. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain, as promptly as reasonably practicable following the Effective Date and in any event on or prior to the date that the Reclassification is required to be consummated pursuant to the terms hereof, third party financing sufficient to fully fund the Maximum Cash Amount (the “Financing”) that will be available on the date that the Reclassification is required to be consummated pursuant to the terms hereof, including by negotiating and entering into definitive agreements with respect to the Financing, consummating the Financing, and using its (and causing its Affiliates to use their) reasonable best efforts to cause the lenders and the other Persons committing to fund any Financing to fund such Financing at the Closing.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation. The respective obligation of each party to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver (except with respect to Section 6.1(A), which shall not be waivable) at or prior to the Closing of the following conditions:

(A) Requisite Stockholder Approvals. The Requisite Stockholder Approvals, including the Unaffiliated Class A Common Stockholder Approval, shall have been obtained.

(B) Registration Statement. The Registration Statement shall have been declared effective and shall be effective at the Reclassification Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

(C) No Injunctions or Restraints. No Governmental Order issued by any court of competent jurisdiction or other Governmental Authority or other restraint or prohibition under Law (whether temporary, preliminary or permanent) preventing, prohibiting or enjoining the consummation of the Reclassification or the Amended and Restated Charter from becoming effective (any of the foregoing, a “Legal Restraint”) shall have been issued or come into effect.

(D) Listing of Shares of Class A Common Stock. The shares of Class A Common Stock into which the Class B Common Stock shall be exchanged and reclassified pursuant to the Reclassification shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 6.2 Additional Conditions to the Company’s Obligation. The obligation of the Company to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:

(A) Representations and Warranties. Each of the representations and warranties of the Stockholders contained in this Agreement shall be true and correct in all material respects on the Effective Date and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

(B) Performance of Obligations. The Stockholders shall have performed in all material respects all of the obligations under this Agreement required to be performed by the Stockholders at or prior to the Closing.

(C) Stockholders’ Certificate. The Company shall have received a certificate of WildStar, signed by an authorized officer of WildStar and dated as of the Closing Date, certifying that the conditions set forth in Section 6.2(A) and Section 6.2(B) have been satisfied.

Section 6.3 Additional Conditions to the Stockholders’ Obligation. The obligations of the Stockholders to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:

(A) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on Effective Date and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).

(B) Performance of Obligations. The Company shall have performed in all material respects all of the obligations under this Agreement required to be performed by the Company at or prior to the Closing Date.

(C) Officer’s Certificate. WildStar shall have received a certificate of the Company, signed by an executive officer of the Company for and on behalf of the Company and dated as of the Closing Date, certifying that the conditions set forth in Section 6.3(A) and Section 6.3(B) have been satisfied.

(D) Registration Rights Agreement. The execution and delivery of a counterpart to the Registration Rights Agreement by the Company.

ARTICLE VII

TERMINATION

Section 7.1 Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(A) by mutual written consent of the Company and WildStar;

(B) by the Company, if there has been any breach by the Stockholders of any representation, warranty, covenant or agreement of the Stockholders contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.2 and (ii) has not been waived by the Company or, if capable of being cured, cured by the Stockholders within sixty days after the Stockholders’ receipt of written notice thereof from the Company or is incapable of being cured; provided, that the right to terminate this Agreement pursuant to this Section 7.1(B) shall not be available to the Company at any time that the Company is in material breach of any representation, warranty, covenant or agreement of the Company hereunder, which material breach has not been waived by the Stockholders or, if capable of cure, has not been cured by the Company;

(C) by WildStar, if there has been any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.3 and (ii) has not been waived by the Stockholders or, if capable of being cured, cured by the Company within sixty days after the Company’s receipt of written notice thereof from the Stockholders or is incapable of being cured; provided, that the right to terminate this Agreement pursuant to this Section 7.1(C) shall not be available to the Stockholders at any time that the Stockholders are in material breach of any representation, warranty, covenant or agreement of the Stockholders hereunder, which material breach has not been waived by the Company or, if capable of cure, has not been cured by the Stockholders;

(D) by the Company or WildStar, if the Closing does not occur on or prior to June 30, 2023, subject to any extensions of such date as may be mutually agreed by the parties in writing (the “Outside Date”); provided, that no party shall be entitled to terminate this Agreement pursuant to this Section 7.1(D) if such party is then in breach of any representation, warranty, covenant or agreement hereunder, which breach has been the primary cause of or resulted in the failure of the transactions contemplated hereby to be consummated on or prior to the Outside Date;

(E) by the Company or WildStar, if the Requisite Stockholder Approvals shall not have been obtained at the Special Meeting; provided, that the right to terminate this Agreement pursuant to this Section 7.1(E) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of or resulted in the failure to obtain the Requisite Stockholder Approvals;

(F) by the Company or WildStar, if any permanent Legal Restraint shall have been issued or come into effect that permanently prevents, prohibits or enjoins the consummation of the Reclassification or the Amended and Restated Charter from becoming effective, and such Legal Restraint shall have become final and non-appealable.

provided, however, that the Company shall not consent to or exercise any right to terminate this Agreement under this Section 7.1 unless and until such action is approved by the Special Committee.

Section 7.2 Notice of Termination. In the event of a termination by the Company or the Stockholders pursuant to this ARTICLE VII, written notice thereof shall forthwith be given to the other party, and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

Section 7.3 Effect of Termination and Abandonment. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this ARTICLE VII, this Agreement shall become void, and of no further force and effect; provided, that this Section 7.3 and ARTICLE VIII shall survive such termination. Nothing in this ARTICLE VII shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement, or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

Section 7.4 Post-Reclassification Effective Time Termination. The provisions of Section 5.8 shall go into effect at the Reclassification Effective Time and shall be in effect until as provided in the applicable subsections of Section 5.8. At such time as none of the provisions of Section 5.8 continue to be operative pursuant to the express terms of such provisions, then this Agreement shall terminate automatically and without further action of the parties hereto.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, portable document format (.pdf) or other electronic transmission), each of which shall be an original, and which together shall constitute one and the same Agreement. After the execution of this Agreement, any Family-Related Person holding shares of common stock of the Company may deliver to the other parties hereto a counterpart signature to this Agreement and in connection therewith shall be a “Stockholder” for all purposes of the Agreement.

Section 8.2 Entire Agreement. This Agreement (including the Annexes, Exhibits and Schedules attached hereto) and the Transaction Documents constitute the entire agreement among the parties, and supersede any prior agreements, understandings, arrangements or representations, by or among the parties, written and oral, with respect to the subject matter hereof.

Section 8.3 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced as a result of any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally intended to the greatest extent possible.

Section 8.4 Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries (except (A) as set forth in 5.8(C)(iv)(b) and Section 5.10(B), (B) the Sands Family Nominees shall be third-party beneficiaries of the rights as set forth in Section 5.8(A)(viii) and (ix) and (C) that the Special Committee shall be a third-party beneficiary of this Agreement in respect of all rights and powers afforded to the Special Committee hereunder).

Section 8.5 Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties hereto (A) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, a state or federal court sitting in Wilmington, Delaware (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (B) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (C) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (D) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.8. Nothing in this Section 8.5, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5.

Section 8.6 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of money damages would provide an adequate remedy for any such breach. In no event will the Company seek or obtain, nor will it permit any of its Representatives to seek or obtain, any monetary recovery or monetary award in respect of consequential, special, indirect or punitive damages.

Section 8.7 Amendment. This Agreement may not be altered, amended or supplemented, except by an agreement in writing signed by the Company and WildStar; provided, that prior to the Reclassification Effective Time the Company shall not agree to amend this Agreement unless and until such amendment is approved by the Special Committee.

Section 8.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt, requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.8):

If to the Company:

Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, NY 14564

Attn: James O. Bourdeau, Executive Vice President and Chief Legal Officer

Email: jim.bourdeau@cbrands.com

with a copy to, which shall not constitute notice:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Eric L. Schiele, P.C.

David M. Klein, P.C.

Carlo Zenkner

Email: eric.schiele@kirkland.com; dklein@kirkland.com; carlo.zenkner@kirkland.com

If to a Stockholder:

WildStar Partners LLC

207 High Point Dr., Bldg. 100

Victor, NY 14564

Attention: Thomas M. Farace

Phone: (585) 678-7344

Email: tom.farace@wildstarpartners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Daniel A. Neff, Esq.

        David M. Silk, Esq.

        Victor Goldfeld, Esq.

Phone: (212) 403-1000

Email: DANeff@wlrk.com; DMSilk@wlrk.com; VGolfeld@wlrk.com

Section 8.9 Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by (i) the Company (whether by operation of Law or otherwise) without the prior written consent of WildStar and, if prior to the Reclassification Effective Time, the Special Committee, or (ii) the Stockholders (whether by operation of Law or otherwise) without the prior written consent of the Company and, if prior to the Reclassification Effective Time, the Special Committee; provided, that a merger or consolidation involving the Company shall be permissible without the consent of the Stockholders under this Section 8.9 (for the avoidance of doubt, other than in their capacity as holders of shares of capital stock of the Company). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties, and their respective successors and permitted assigns. Any assignment or purported assignment in violation of this provision shall be void and of no effect. In addition to the foregoing, the rights of WildStar under this Agreement are not otherwise transferable and shall cease and be of no further effect if WildStar ceases to be controlled by the Sands Family, in which event the Stockholders holding a majority of Class A Common Stock shall select a new representative to replace WildStar; provided, that such new representative shall be controlled by the Sands Family. Notwithstanding anything herein to the contrary, in the case of any Transfer of any Covered Shares by a Stockholder to any Family-Related Person that was not already a Stockholder, such transferee shall become a “Stockholder” for the purposes of this Agreement if he, she or it executes a joinder to this Agreement reasonably acceptable to the Company.

Section 8.10 Fees and Expenses. Except as expressly set forth herein (including Section 5.10(A)), all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of, and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

Section 8.11 Waiver. No failure or delay on the part of any party in exercising any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Prior to the Reclassification Effective Time, the Company shall not waive any right or condition to its obligations under this Agreement unless and until such waiver is approved by the Special Committee.

Section 8.12 No Limitations in Capacity as a Director. Messrs. Robert and Richard Sands are signing this Agreement solely in their capacities as a record holder of and/or a beneficial owner of Covered Shares, and nothing contained in this Agreement shall prohibit, prevent, preclude, or restrict Messrs. Robert and Richard Sands from taking or not taking any action in their capacity as directors of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

CONSTELLATION BRANDS, INC.

By:	/s/ James O. Bourdeau

Name:	James O. Bourdeau

Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Reclassification Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

STOCKHOLDER:

RICHARD SANDS

By:	/s/ Richard Sands

Name:	Richard Sands

ROBERT SANDS

By:	/s/ Robert Sands

Name:	Robert Sands

ABIGAIL BENNETT

By:	/s/ Abigail Bennett

Name:	Abigail Bennett

ZACHARY STERN

By:	/s/ Zachary Stern

Name:	Zachary Stern

RICHARD SANDS MASTER TRUST IN ITS CAPACITY AS SOLE MEMBER OF RES MASTER LLC

By:	/s/ Richard Sands

Name:	Richard Sands
Title:	Trustee

ROBERT S. SANDS MASTER TRUST IN ITS CAPACITY AS SOLE MEMBER OF RSS MASTER LLC

By:	/s/ Robert Sands

Name:	Robert Sands
Title:	Trustee

ASTRA LEGACY LLC

By:	/s/ Abigail Bennett

Name:	Abigail Bennett
Title:	President

[Signature Page to Reclassification Agreement]

WILDSTAR PARTNERS LLC

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RES BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF SER BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RHT 2015 BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RSS BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF SSR BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Chief Executive Officer

[Signature Page to Reclassification Agreement]

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RSS 2015 BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title: Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RCT 2015 BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title: Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RCT 2015 BUSINESS HOLDINGS LP, SOLE MEMBER OF RCT 2020 INVESTMENTS LLC

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF A&Z 2015 BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF MAS BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Chief Executive Officer

NSDT 2009 STZ LLC

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Manager

[Signature Page to Reclassification Agreement]

NSDT 2011 STZ LLC

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Manager

RSS BUSINESS MANAGEMENT LLC

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Secretary

SSR BUSINESS MANAGEMENT LLC

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Secretary

LES LAUREN HOLDINGS LLC

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Manager

MES MACKENZIE HOLDINGS LLC

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Manager

THE MARILYN SANDS MASTER TRUST

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Trustee

SANDS FAMILY FOUNDATION

By:	/s/ Thomas M. Farace
Name: Thomas M. Farace
Title:	Secretary

[Signature Page to Reclassification Agreement]

Exhibit A

1.	RES Master LLC

2.	RES Business Holdings LP

3.	SER Business Holdings LP

4.	RHT 2015 Business Holdings LP

5.	RSS Master LLC

6.	RSS Business Holdings LP

7.	SSR Business Holdings LP

8.	RSS 2015 Business Holdings LP

9.	RCT 2015 Business Holdings LP

10.	RCT 2020 Investments LLC

11.	NSDT 2009 STZ LLC

12.	NSDT 2011 STZ LLC

13.	RSS Business Management LLC

14.	SSR Business Management LLC

15.	LES Lauren Holdings LLC

16.	MES Mackenzie Holdings LLC

17.	Abigail Bennett

18.	Zachary Stern

19.	A&Z 2015 Business Holdings LP*

20.	Marilyn Sands Master Trust

21.	MAS Business Holdings LP

22.	Sands Family Foundation

23.	Richard Sands

24.	Robert Sands

25.	WildStar Partners LLC

26.	Astra Legacy LLC

Annex A

Form of Amended and Restated Charter

FINAL

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONSTELLATION BRANDS, INC.

(Pursuant to Sections 242 and 245

of the General Corporation Law of the State of Delaware)

Constellation Brands, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, hereby certifies as follows:

FIRST. The present name of the corporation is Constellation Brands, Inc. (the “Corporation”).

The name under which the Corporation was originally incorporated was Canandaigua Wine Company, Inc.; and the date of filing of the original certificate of incorporation with the Secretary of State of the State of Delaware was December 4, 1972.

SECOND. This Amended and Restated Certificate of Incorporation of the Corporation restates and integrates, and also further amends, the provisions of the certificate of incorporation of the Corporation, as heretofore amended and restated.

THIRD. This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FOURTH. The text of the certificate of incorporation of the Corporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

1. Name. The name of the Corporation is Constellation Brands, Inc.

2. Address; Registered Agent. The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. Purposes. The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Capitalization; General Authorization.

(i) The total number of shares of stock which the Corporation shall have authority to issue is (348,000,000) consisting of:

(a) Class A Common. Three Hundred Twenty-Two Million (322,000,000) shares designated as Class A Common Stock, having a par value of One Cent ($.01) per share (the “Class A Common”);

(b) Class 1 Common. Twenty-Five Million (25,000,000) shares designated as Class 1 Common Stock, having a par value of One Cent ($.01) per share (the “Class 1 Common”); and

(c) Preferred Stock. One Million (1,000,000) shares designated as Preferred Stock, having a par value of One Cent ($.01) per share (the “Preferred Stock”).

(ii) Immediately upon the filing and effectiveness of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), automatically and without further action on the part of the Corporation or the holders of capital stock of the Corporation, each share of Class B Common Stock, having a par value of One Cent ($.01) per share, of the Corporation (the “Former Class B Common”), issued and outstanding or held by the Corporation as treasury stock as of immediately prior to the Effective Time shall be reclassified as, and be converted into, one (1) validly issued, fully paid and non-assessable shares of Class A Common (the “Stock Consideration”) and the right to receive $64.64 in cash, without interest (the “Cash Consideration” and such reclassification, the “Class B Common Reclassification”)[, except as provided in and subject to Section 2.2(C) of that certain Reclassification Agreement by and among the Corporation and the persons named therein, dated June 29, 2022 (as it may be amended from time to time, the “Reclassification Agreement”)1]. The procedures for exchanging or transferring, as applicable, the certificated and book-entry shares of Former Class B Common following the Effective Time and for receiving the Stock Consideration and the Cash Consideration upon such exchange or transfer are set forth in the Reclassification Agreement.

5. Rights and Limitations. The designations, powers, preferences and relative participation, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

(i) Class A Common and Class 1 Common. The Class A Common and Class 1 Common shall be identical in all respects and shall entitle the holders thereof to the same rights, privileges and limitations, except as otherwise provided herein. The relative rights, privileges and limitations are as follows:

(a) Voting Rights. The holders of Class A Common and Class 1 Common shall have the following rights:

(i) The holders of Class A Common and Class 1 Common shall be entitled to vote as separate classes on all matters as to which a class vote is now, or hereafter may be, required by law.

(ii) The number of authorized shares of Class 1 Common may be increased or decreased (but not below the number of shares thereof then outstanding) by holders of a majority of the voting power of the stock entitled to vote, voting as a single class, provided that the holders of Class A Common shall have one (1) vote per share and the holders of Class 1 Common shall have one (1) vote per share.

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Bracketed language to be deleted prior to mailing of proxy if financing has been obtained, in which case the next sentence will read: “The procedures for exchanging or transferring, as applicable, the certificated and book-entry shares of Former Class B Common following the Effective Time and for receiving the Stock Consideration and the Cash Consideration upon such exchange or transfer are set forth in that certain Reclassification Agreement by and among the Corporation and the persons named therein, dated June 29, 2022, as it may be amended from time to time.”

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(iii) At every meeting of stockholders called for the election of directors, the holders of Class A Common, voting as a class, shall be entitled to elect all directors to be elected at such meeting. If, during the interval between annual meetings for the election of directors, the number of directors who have been elected shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected by the remaining directors to fill any such vacancy may be removed from office by the vote of the holders of a majority of the shares of the Class A Common.

(iv) In all matters not specified in Sections 5(i)(a)(i), 5(i)(a)(ii) and 5(i)(a)(iii), the holders of Class A Common shall be entitled to vote as a single class. The holders of Class 1 Common shall not be entitled to vote on any matter except as set forth in Section 5(i)(a)(i) and Section 5(i)(a)(ii).

(v) There shall be no cumulative voting of any shares of Class A Common or Class 1 Common.

(b) Dividends. Subject to the rights of the Class A Common and Class 1 Common set forth in Section 5(i)(c) hereof, the Board of Directors, acting in its sole discretion, may declare in accordance with law a dividend, payable in cash, in property or in securities of the Corporation, on either the Class A Common or Class 1 Common or on all of the Class A Common and Class 1 Common.

(c) Cash Dividends. The Board of Directors may, in its sole discretion, declare cash dividends payable only to holders of Class A Common or to the holders of Class A Common and Class 1 Common, but not only to holders of Class 1 Common. A cash dividend in any amount may be paid on the Class A Common if no cash dividend is to be paid on Class 1 Common. If a cash dividend is to be paid on the Class 1 Common, a cash dividend shall also be paid on the Class A Common in an amount per share thereof which exceeds the amount of the cash dividend paid on each share of Class 1 Common by at least ten percent (10%) (rounded up, if necessary, to the nearest one-hundredth of a cent).

(d) Convertibility.

(i) Each holder of record of a share of Class 1 Common may, without cost to such holder and at such holder’s option, convert shares of Class 1 Common into fully paid and nonassessable shares of Class A Common at the rate of one share of Class A Common for each share of Class 1 Common surrendered for conversion; provided, a holder of shares of Class 1 Common may only convert such shares if such holder immediately sells the shares of Class A Common received upon such conversion in either a transaction effected through the facilities of the stock exchange or other trading market on which the Class A Stock is then actively traded (a “Market Transaction”) or a bona fide arm’s-length transaction with an unrelated party (a “Qualifying Private Transaction”) or in connection with any offering registered under the Securities Act of 1933, as amended (the “Securities Act”). Any such conversion may be effected by any holder of Class 1 Common by (x) surrendering (by

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electronic delivery or otherwise) at the office of the transfer agent for the Class A Common (the “Conversion Agent”) such holder’s shares of Class 1 Common to be converted, (y) delivering to the Conversion Agent a notice or other instructions (which may be written or given electronically through any automated transaction system maintained by the Conversion Agent) that such holder elects to convert all or a specified number of such shares of Class 1 Common, and (z) delivering to the Conversion Agent either (1) instructions to sell the shares of Class A Common issuable upon such conversion on behalf of such holder (which instructions may be given in accordance with any account agreement in place between such holder and the Conversion Agent), or (2) a certificate stating that such holder has sold the shares of Class A Common issuable upon such conversion in a Market Transaction or Qualifying Private Transaction or in connection with an offering registered under the Securities Act, together with a stock power or other transfer instructions identifying the person or persons in whose name the shares of Class A Common issuable upon such conversion are to be issued. Promptly thereafter, the Corporation shall issue and deliver the number of shares of Class A Common to which such holder shall be entitled as aforesaid in accordance with the instructions to sell or transfer instructions delivered to the Conversion Agent. Such conversion shall be made as of the close of business on the date of surrender and delivery to the Conversion Agent of the shares of Class 1 Common and all other materials required to be delivered to the Conversion Agent, and the person or persons entitled to receive the shares of Class A Common issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common on such date.

(ii) The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class 1 Common, such number of shares of Class A Common as shall be issuable upon the conversion of all outstanding shares of Class 1 Common, provided that the foregoing shall not be considered to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class 1 Common by delivery of shares of Class A Common which are held in the treasury of the Corporation.

(e) Rights Upon Liquidation. Holders of Class A Common and Class 1 Common shall have identical rights in the event of liquidation, and shall be treated as a single class for purposes thereof.

(ii) Preferred Stock. Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

(a) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

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(b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(j) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

(k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

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6. By-Laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

7. Liability of Directors. A member of the Corporation’s Board of Directors shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Section 7 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

8. Indemnification.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in subsection (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”), provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in

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any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8 or otherwise.

(b) Right of Indemnitee to Bring Suit. If a claim under subsection (a) of this Section 8 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstance because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 8 or otherwise shall be on the Corporation.

(c) Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Section 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

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(e) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 8 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this [•] day of [•], 2022.

CONSTELLATION BRANDS, INC.

By:
Name:
Title:

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Annex B

Form of Amended and Restated Bylaws

FINAL

BY-LAWS

OF

CONSTELLATION BRANDS, INC.

(the “Corporation”)

(Amended and Restated on [•], 2022)

ARTICLE I

STOCKHOLDERS

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may, in its sole discretion, determine that an annual meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may, in its sole discretion, determine that a special meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”) or these By-Laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken or displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication.1 At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. The Corporation’s authorized capital stock consists of Class A Common Stock (the “Class A Common”), Class 1 Common Stock (the “Class 1 Common”) and Preferred Stock (the “Preferred Stock”). At each meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of shares representing a majority of the votes entitled to be cast at the meeting by the holders of all outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the chairperson of the meeting or the stockholders so present may adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-Laws until a quorum shall attend. Such an adjournment by the stockholders so present may be approved by the affirmative vote of the holders of a majority of the votes entitled to be cast by the stockholders present or represented by proxy at such meeting notwithstanding that a quorum is not present. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over (A) by the Chair of the Board, if any, or any person designated by the Chair of the Board, (B) in the absence of or failure to designate by the foregoing, by the Chief Executive Officer, (C) in the absence of the foregoing, by the President, (D) in the absence of the foregoing, by a chairperson designated by the Board of Directors, or (E) in the absence of such designation, by a chairperson chosen at the meeting. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in the absence of the Secretary or an Assistant Secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting. At each meeting of stockholders (A) each holder of Class A Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast one (1) vote for each share of Class A Common held by such holder, (B) each holder of Class 1 Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast one (1) vote for each share of Class 1 Common held by such holder, and (C) each holder of Preferred Stock present in person or represented by proxy at the meeting shall be entitled to such voting rights as shall be provided for in the Certificate of Designations relating to the Preferred Stock held by such holder. Except as otherwise provided by law, Section 2.2 of these By-Laws pertaining to the election of directors, or the Certificate of Incorporation, all classes of stock entitled to vote with respect to a matter shall vote together as a single class. All matters presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, these By-Laws (including, but not limited to, Section 2.2 of these By-Laws pertaining to the election of the directors), the rules and regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case, such different or

[1]	NTD: Proposed change is to conform to the expected amendments to DGCL §222 and will be made only if such amendments are effective at the time of the Closing.

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minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Except as otherwise required by law or by the Certificate of Incorporation, the Board of Directors may require a larger vote upon any election or question.

Section 1.8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy in any manner permitted by the General Corporation Law of the State of Delaware, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, by delivering to the Secretary of the Corporation a valid revocation of the proxy or by validly submitting another duly executed proxy bearing a later date.

Section 1.9. Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board of Directors, (1) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first (1st) date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (2) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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Section 1.10. List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date (A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (B) during ordinary business hours at the principal place of business of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.2

Section 1.11. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.12. Inspectors of Election. The Board of Directors by resolution shall appoint one (1) or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting of stockholders or any adjournment thereof, and to make a written report thereof. One (1) or more persons may be designated as alternate inspectors to replace any inspector who fails to act. In the event that no inspector or alternate so appointed or designated is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before discharging such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors shall have the duties prescribed by law.

Section 1.13. Nominations and Business at Meetings of Stockholders.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or at

[2]	NTD: Proposed change is to conform to the expected amendments to DGCL §222 and will be made only if such amendments are effective at the time of the Closing.

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the direction of any committee thereof, or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the first (1st) anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date or if no annual meeting was held during the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder’s notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any

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derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (vii) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (viii) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (ix) any performance-related fees (other than an asset based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (c)(iv) of paragraph (A)(2) of this Section 1.13, and (x) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (d) the names and addresses of other stockholders (including beneficial owners) known by any of the stockholders giving the notice to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s). The foregoing notice requirements of this paragraph (A) of this Section 1.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any stockholder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may be reasonably be requested by the Corporation, including, without limitation, such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, (y) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (z) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

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(3) Notwithstanding anything in the second (2nd) sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.13 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least ten (10) days before the last day a stockholder may deliver a notice of nominations in accordance with such sentence, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (a) to determine whether

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a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (c)(vi) of paragraph (A)(2) of this Section 1.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.13 (including clause (c) of paragraph (A)(1) and paragraph (B) hereof), and compliance with clause (c) of paragraph (A)(1) and paragraph (B) of this Section 1.13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (A)(2) of this Section 1.13, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or the Certificate of Designations relating to the Preferred Stock.

(4) In addition to the requirements set forth elsewhere in these By-Laws, to be eligible to be a nominee for election or re-election as a director of the Corporation, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by a stockholder pursuant to this Section 1.13, in accordance with the time periods for delivery of timely notice under this Section 1.13), to the Secretary of the

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Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

(5) A stockholder providing notice of a proposed nomination for election to the Board (given pursuant to this Section 1.13) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof). In addition, if the stockholder has delivered to the Corporation a notice of a proposed nomination for election to the Board of Directors (given pursuant to this Section 1.13), the stockholder shall deliver to the Corporation no later than ten (10) days prior to the date of the meeting or any adjournment or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

Section 1.14. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the

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meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; (E) limitations on the time allotted to questions or comments by participants; and (F) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chairperson of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1. Number: Qualifications. The Board of Directors shall consist of one (1) or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2. Election: Resignation: Vacancies. Directors shall be elected at each annual meeting of stockholders and each director elected shall hold office for a term of one (1) year or until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation. At every meeting of stockholders called for the election of directors at which a quorum is present, each director shall be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 2.2, a majority of the votes entitled to be cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” and votes “against” and exclude “abstentions” and “broker non-votes” with respect to that director’s election. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes entitled to be cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors at any meeting of stockholders at which a quorum is present and for which (i) the Secretary of the Corporation receives notice that one (1) or more stockholders has nominated one (1) or more persons for election to the Board of Directors, which notice purports to be in compliance with the advance notice requirements for stockholder nominees set forth in these By-Laws, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (ii) such nomination or nominations have not been formally and irrevocably withdrawn by such stockholder(s) on or prior to the date that is ten (10) calendar days in advance of the date that the Corporation gives notice of the meeting to the stockholders. The Board of Directors has established procedures set forth in the Board of Directors’ Corporate Governance Guidelines under which a director standing for re-election in an uncontested election must tender a resignation conditioned on the incumbent director’s failure to receive the requisite vote. During the interval between annual meetings, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by the members of the Board of Directors in accordance with the General Corporation Law of the State of Delaware.

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Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chair of the Board, Chief Executive Officer, President, any Vice President, the Secretary, or by a majority of the whole Board of Directors. Notice of a special meeting of the Board of Directors shall be given at least twenty-four (24) hours before the special meeting. Such notice shall be given personally, by mail, telephone, or electronic transmission.

Section 2.5. Remote Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these By-Laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board, if any, or in the absence of the Chair of the Board, if any, by the Chief Executive Officer (if also a director), or in the absence of the Chief Executive Officer by the President (if also a director), or in the absence of the foregoing persons by a chairperson chosen at the meeting. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in their absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 2.9. Chair of the Board. The Board of Directors may appoint a Chair of the Board. If the Board of Directors appoints a Chair of the Board, the Chair of the Board shall have the customary duties and authority of a Chair of the Board.

ARTICLE III

COMMITTEES

Section 3.1. Committees. The Corporation hereby elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware. The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the

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committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

ARTICLE IV

OFFICERS

Section 4.1. Officers: Election; Qualifications: Term of Office: Resignation: Removal: Vacancies. The Board of Directors shall elect a President and Secretary. The Board of Directors may also choose a Chief Executive Officer, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, a Treasurer and one (1) or more Assistant Treasurers and may choose such other officers as it may deem necessary or desirable. Each such officer shall hold office for such term as may be prescribed by the Board of Directors, and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.3. Appointing Attorneys and Agents: Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as such person may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chief Executive Officer, President or any Vice President.

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ARTICLE V

STOCK

Section 5.1. Certificates. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to outstanding shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two (2) authorized officers of the Corporation, including, but not limited to, the Chief Executive Officer, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary and an Assistant Secretary, certifying the class and number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates: Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. If shares represented by a stock certificate alleged to have been lost, stolen or destroyed have become uncertificated shares, the Corporation may, in lieu of issuing a new certificate, cause such shares to be reflected on its books as uncertificated shares and may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

Section 5.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt by the Corporation or the transfer agent of the Corporation of proper evidence of succession, assignment or authority to transfer with respect to uncertificated shares, it shall be the duty of the Corporation to record the transaction upon its books.

Section 5.4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

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Section 5.5. Transfer Agents; Registrars; Regulations. The Board of Directors may appoint a transfer agent and one (1) or more co-transfer agents and registrar and one (1) or more co-registrars and may make, or authorize any such agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be March 1 to the last day of February, unless otherwise determined by resolution of the Board of Directors.

Section 6.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 6.4. Interested Directors: Quorum. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (A) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (B) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (C) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. All directors, including interested directors, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.5. Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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Section 6.6. Amendment of By-Laws. These By-Laws may be altered, amended or repealed, and new By-Laws made, by the Board of Directors, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.

Section 6.7. Forum Selection.

(A) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws (as either may be amended or restated) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine.

(B) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

(C) Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.7.

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Annex C

Form of Amended Board Corporate Governance Guidelines

FINAL

CONSTELLATION BRANDS, INC.

BOARD OF DIRECTORS’

CORPORATE GOVERNANCE GUIDELINES

Introduction

The Board of Directors (the “Board”) of Constellation Brands, Inc. (the “Company”) has adopted these Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. These Guidelines reflect the Board’s commitment to observe corporate governance processes that best serve the interests of the Company and its stockholders. These Guidelines are a statement of policy and are not intended to change or interpret any federal or state law or regulation, including the General Corporation Law of the State of Delaware, or the Certificate of Incorporation or By-Laws of the Company. These Guidelines should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation, By-Laws, and other governing legal documents including in the Reclassification Agreement (as defined below). These Guidelines are subject to periodic review by the Corporate Governance and Responsibility Committee of the Board and to modification from time to time by the Board.

Composition of the Board

1.	Classification and Definition of Directors. The principal classifications of directors are “Independent,” “Management” and “Non-Management.”

An “Independent Director” of the Company shall be one who meets the qualification requirements for being an independent director under the corporate governance listing standards of the New York Stock Exchange (“NYSE”), including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). References to “Company” include any parent or subsidiary in a consolidated group with Constellation Brands, Inc. References to “immediate family member” includes a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a domestic employee) sharing a person’s household. To guide its determination whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board has adopted the following categorical standards:

A.

A director will not be Independent if, (i) currently or within the last three years the director was employed by the Company; (ii) an immediate family member of the director is or has been within the last three years an executive officer of the Company; (iii) the director or an immediate family member of the director received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, and also provided such deferred compensation is not contingent in any way on continued service); (iv) the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor; (v) the director is a current employee of a firm that is the Company’s internal or external auditor; (vi) the director has an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and such immediate family member personally works on the Company’s audit; (vii) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and such director or immediate family member personally worked on the Company’s audit within that time; (viii) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company in which any of the Company’s present executive officers at the same time serve or served on that other company’s compensation committee; or (ix) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such other company’s consolidated gross revenues.

B.

The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) an immediate family member of the director is or was employed by the Company other than as an executive officer; (ii) if the director or an immediate family member of the director received $120,000 or less in direct compensation from the Company during any twelvemonth period (other than director and committee fees and pension or other forms of deferred compensation for prior service, and also provided such deferred compensation is not contingent in any way on continued service); (iii) if an immediate family member of the director is employed by a present or former internal or external auditor of the Company and such family member does not personally work on the Company’s audit and did not personally work on the Company’s audit within the last three years; (iv) if an immediate family member of the director was (but is no longer) a partner or employee of a present or former internal or external auditor of the Company and did not personally work on the Company’s audit within the last three years; (v) if a Company director is or was an executive officer or employee, partner or shareholder, or an immediate family member of the director is or was an executive officer, partner or shareholder of another company that does business with the Company and the annual sales to, or purchases from, the Company for property and/or services are less than or equal to the greater of $1,000,000 or two percent (2%) of the annual revenues of such other company; (vi) if a Company director is or was an executive officer, employee, partner or shareholder of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than or equal to two percent (2%) of the total consolidated assets of the company for which such director serves as an executive officer, employee, partner or shareholder; and (vii) if a Company director serves or served as an officer, director or trustee of a tax exempt organization, and the Company’s discretionary contributions to the tax exempt organization are less than or equal to the greater of $1,000,000 or two percent (2%) of that organization’s total annual consolidated gross revenues.

C.

The Board will annually review all commercial and charitable relationships of directors; provided, the Board need not review or consider any relationship or transaction that (i) is not of a nature covered by paragraph A or B above, and (ii) is not required to be disclosed as a related party transaction under applicable rules of the Securities and Exchange Commission

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(“SEC”). In assessing the materiality of a director’s relationship not covered by paragraph B set forth above, the directors at the time sitting on the Board who are independent under the standards set forth in paragraphs A and B above shall determine whether the relationship is material and, therefore, whether the director would be independent. In such instance, the Company will describe in the next proxy statement any relationship determined by the Board to be immaterial despite the fact it did not meet the categorical standards of immateriality in paragraph B above.

A “Non-Management Director” is a director who is not a Company officer (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933), and includes such directors who are not independent by virtue of a material relationship, former status or family membership, or for any other reason. The group of Non-Management Directors includes both Independent Directors and those Non-Management Directors who do not qualify as Independent Directors.

A “Management Director” is an officer (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933) of the Company who serves on the Board.

2.	Majority of Independent Directors.

Independent Directors shall constitute a majority of the Board.

3.	Size of the Board.

A range of nine (9) to twelve (12) members is desirable. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. There may, however, be times when it is desirable to have more than 12, particularly during periods of transition when new directors may “overlap” with retiring directors.

4.	Board Membership Criteria.

Nominees for director shall be selected on the basis of their character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company’s business environment, time commitment and acumen. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director.

The Corporate Governance and Responsibility Committee shall be responsible for assessing the appropriate balance of skills and characteristics required of Board members.

The Board shall be committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise, that reflects our consumers and the communities where we live and work.

5.	Former Chief Executive Officer’s Board Membership.

This is a matter to be decided in each individual instance. Whether a former Chief Executive Officer continues to serve on the Board is a matter for discussion at that time with the new Chief Executive Officer and the Board.

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6.	Selection of New Director Candidates.

The Corporate Governance and Responsibility Committee is responsible for identifying, considering, recommending, recruiting and selecting, or recommending that the Board select, candidates for Board membership consistent with the Board approved criteria and qualifications for membership. When formulating its Board membership recommendations, the Corporate Governance and Responsibility Committee shall consider any advice and recommendations offered by other members of the Board, the Chair of the Board, the Chief Executive Officer, the stockholders of the Company or any outside advisors the Corporate Governance and Responsibility Committee may retain. The Board shall, or at the Board’s discretion, the Corporate Governance and Responsibility Committee shall, select the director candidates to be submitted for stockholder approval at each annual meeting of the Company’s stockholders.

The invitation to be a candidate to join the Board should be extended by the Chair of the Board. The Chief Executive Officer may participate in the invitation as well.

7.	Director Orientation and Continuing Education.

The Corporate Governance and Responsibility Committee will maintain an orientation process for all new directors. This process includes comprehensive background briefings by the Company’s executive officers. In addition, all directors shall periodically participate in briefing sessions on topical subjects to assist the directors in discharging their duties. The orientation and continuing education programs, which are subject to oversight by the Corporate Governance and Responsibility Committee, are the responsibility of the Chair of the Board and administered by the Corporate Secretary.

8.	Directors Who Change Their Present Job Responsibility.

Individual directors whose principal employment responsibilities change from those held when they were last elected to the Board (except for internal promotions within their organization) should volunteer to resign from the Board. While directors who retire or change from the positions they held when they were last elected to the Board should not necessarily leave the Board, the Board should review the continuation of their service as directors. The Board, with the assistance of its Corporate Governance and Responsibility Committee, should have an opportunity to review the continued appropriateness of the director’s Board membership given such director’s changed circumstances.

9.	Majority Voting; Advance Resignation as Prerequisite to Director Nomination.

If none of the stockholders, pursuant to the By-Laws, timely provides the Company with notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a director election, or if all such nominations purporting to be in compliance with the advance notice requirements for stockholder nominees set forth in the By-Laws have been formally and irrevocably withdrawn (provided, that a notice shall not be deemed withdrawn on account of the Board at any time determining that such notice is not in compliance with such advance notice requirements) as of the tenth (10th) calendar day before the Company gives its notice of the meeting to the stockholders, a nominee for the Board must be elected or re-elected by the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of

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directors, as defined in the By-Laws. The Board shall nominate for election or re-election as a director only candidates (including, for the avoidance of doubt, any director candidates nominated pursuant to that certain Reclassification Agreement, by and among the Company and the Stockholders named therein, dated June 30, 2022 (the “Reclassification Agreement”)) who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which they face re-election and (ii) Board’s acceptance of such resignation; provided, that the irrevocable, conditional resignation of any director candidates nominated pursuant to the Reclassification Agreement will also include and be effective upon the triggering condition set forth in Section 5.8(A) of the Reclassification Agreement. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly prior to their appointment to the Board, the same form of resignation tendered by other directors in accordance with these Corporate Governance Guidelines. If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Responsibility Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Responsibility Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

10.	Term Limits, Retirement, Resignation and Refusal to Stand for Re-election.

The Board does not believe that it should establish term limits for directors. While term limits could help to assure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contributions of directors who have been able to develop, over a period of years, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Instead of term limits, the Board believes that its Corporate Governance and Responsibility Committee should review each director’s contribution from time to time and make recommendations as appropriate with respect to nominations for reelection. No member of the Corporate Governance and Responsibility Committee, however, will participate in deliberations about such member’s own performance.

A compulsory retirement age for Board members is set at age seventy (70); provided, however, that no member of the Board serving in June 2002 shall ever be subject to this compulsory retirement age.

In order to retire or resign from the Board or refuse to stand for re-election, a Board member must deliver written notice to the Chair of the Corporate Governance and Responsibility Committee with a copy to the Company’s General Counsel. Such written notice shall specify the date of such retirement, resignation, or refusal to stand for re-election. Written notice shall not be required in the event of a compulsory retirement due to reaching the age of 70 as set forth above.

11.	Membership Limit on Boards of Directors of Public Companies.

No member of the Board shall be a member of more than a total of four (4) boards of directors of public companies, including the Board of the Company.

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12.	Stock Ownership Guidelines; Pledging.

Each member of the Board is subject to the Company’s Stock Ownership Guidelines, as in effect from time to time. Under these guidelines, Non-Management Directors are required to own, within five years of joining the Board, shares of the Company’s stock with a market value equal to at least five times the annual cash retainer paid to the directors. The Company’s directors and officers are prohibited from pledging Company stock pursuant to the Board’s anti-pledging policy; provided, however, that certain permitted persons are allowed to continue pledging following the date of this amended Corporate Governance Guidelines as set forth in the Reclassification Agreement and the Board’s anti-pledging policy.

Operation of the Board

13.	Board Committees.

The Company’s standing committees of the Board shall at all times include the following three (3) committees: Audit, Corporate Governance and Responsibility, and Human Resources. For purposes of compliance with applicable corporate governance listing standards of the New York Stock Exchange, the Human Resources Committee shall serve as the Company’s compensation committee and the Corporate Governance and Responsibility Committee shall serve as the Company’s nominating committee. Each committee shall be composed of no fewer than three directors, and all directors serving on each of the Audit, Corporate Governance and Responsibility, and Human Resources Committees shall be Independent Directors. All members of the Audit Committee shall also meet the additional independence requirements of the NYSE adopted pursuant to the Sarbanes-Oxley Act of 2002 that are applicable to members of that committee. All members of the Human Resources Committee shall also meet the additional independence requirements of the NYSE that are applicable to members of a compensation committee.

The purposes and responsibilities of each committee shall be as generally set forth below and as more detailed in the respective committee charters and/or by further resolution of the Board. While the Board oversees the management of risks inherent in the operation of the Company’s business, it has delegated to each committee the responsibility to address risks specific to the function of that committee. The Board may form new committees or disband a committee depending on circumstances. Committee charters are subject to approval by the full Board. The need for changes in the number, charters, or titles of Board committees will be reviewed as appropriate by the Corporate Governance and Responsibility Committee and then discussed with the full Board. The Corporate Governance and Responsibility Committee shall ensure appropriate committee action.

Audit Committee. The Audit Committee shall (i) perform the Board’s oversight responsibilities as they relate to the Company’s accounting policies, internal controls and financial reporting practices, (ii) maintain a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors, and (iii) prepare the report to be included in the Company’s annual proxy statement, as required by the rules of the SEC. This Committee also oversees enterprise risk management for the Company and the implementation of appropriate risk monitoring and management systems. No member of the Audit Committee may serve simultaneously on the audit committees of more than three public companies, including the Company.

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Corporate Governance and Responsibility Committee. The Corporate Governance and Responsibility Committee shall take a leadership role in shaping the corporate governance of the Company. This Committee shall advise the Board concerning appropriate composition of the Board and its committees; identify individuals qualified to become Board members; select, or recommend that the Board select, the director nominees for the next annual meeting of the Company’s stockholders; and advise the Board regarding appropriate corporate governance practices and assist the Board in achieving them. This Committee also ensures compliance with the Company’s stated policy on the pledging of Company stock and monitors any continued pledging by permitted persons, makes recommendations regarding stockholder proposals, and reviews the Company’s environmental, sustainability, and social responsibility programs and goals, as well as the progress toward achieving those goals.

Human Resources Committee. The Human Resources Committee shall discharge the Board’s responsibilities relating to compensation of the Company’s executives, including the Chief Executive Officer and other executive officers; monitor the Company’s human resources policies and procedures as they relate to the goals and objectives of the Company and good management practices; monitor the Company’s material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the ethical conduct of business as it relates to human resources matters, and the management of human resource capital; monitor the Company’s procedures and internal controls which relate to personnel administration, pay practices and benefits administration; monitor the Company’s program for senior management development and the Company’s succession plans regarding senior management and other key positions; and review with management any Compensation Discussion and Analysis (“CD&A”) as may be required to be included in a Company filing with the SEC (and review any further disclosures related to executive compensation not contained in the Compensation Discussion and Analysis), recommend to the Board that each such CD&A be included in the Company’s applicable filings with the SEC, and produce any Compensation Committee Report as may be required to be included in any Company filing with the SEC in accordance with applicable law and regulation. This Committee also reviews human capital matters with respect to the Company (including disclosures related to such matters), including the development, attraction, and retention of Company personnel, and employee diversity, equity and inclusion matters.

14.	Assignment and Rotation of Committee Members.

The Corporate Governance and Responsibility Committee is responsible, after consultation with the Chair of the Board and the Chief Executive Officer, and with consideration of the desires of individual Board members, for the annual assignment of Board members to various committees, subject to Board approval. Committee chairs will be chosen in similar fashion.

It is desirable that committee assignments be rotated from time to time, but not on a fixed schedule. There may be good reasons sometimes to maintain a director’s committee membership for a longer time than in certain other instances. Rotation of committee chairs and committee members shall be considered with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and the viewpoints of the various directors.

15.	Frequency and Length of Committee Meetings.

Each committee chair, in consultation with committee members and with input from management, will determine the frequency and length of the meetings of that committee. The Audit Committee and the Human Resources Committee each will meet at least four times per year, and the Corporate Governance and Responsibility Committee shall meet at least twice per year.

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16.	Committee Agendas.

The chair of each committee, in consultation with committee members and appropriate members of management and staff, will develop the committee’s agenda.

Prior to beginning of each fiscal year, each committee will share with the Board a schedule of agenda subjects to be discussed in the ensuing year (to the extent that these can be foreseen).

17.	Frequency of Board Meetings.

There generally shall be at least five (5) regularly scheduled meetings of the Board annually, one of which shall be the Board’s annual meeting.

18.	Selection of Agenda Items for Board Meetings; Annual Board Calendar.

The Chair of the Board and the Chief Executive Officer (if such person is not also the Chair of the Board) will propose the agenda and determine what materials are to be provided and sent in advance for each Board meeting.

Each Board member is free to suggest the inclusion of item(s) on the agenda.

The Corporate Governance and Responsibility Committee shall, prior to each fiscal year, and after consultation with the Chief Executive Officer and the Chair of the Board, recommend to the full Board a schedule of agenda subjects to be discussed in the ensuing year (to the extent that these can be foreseen).

19.	Board Materials Distributed in Advance.

Information and data that are important to the Board’s understanding of the business of the meeting should, when practical, be distributed in writing to the Board for their review in advance of the meeting. The Company’s management will make every effort to ensure that presentation materials relevant to each meeting are as succinct as possible while still providing information essential to prepare the Board members for productive meetings.

20.	Selection of Chair of the Board and of Chief Executive Officer.

The Board will remain free to make these choices in any way it deems best for the Company at any point in time. Therefore, the Board does not have a predetermined policy as to whether or not the roles of the Chief Executive Officer and the Chair of the Board should be separate and, if the roles are to be separate, whether the Chair of the Board should be a Non-Management Director or a Management Director. The Corporate Governance and Responsibility Committee shall make recommendations to the Board on these issues from time to time.

21.	Lead Director; Executive Sessions of Non-Management and Independent Directors.

The Non-Management Directors will, each year upon the recommendation of the Corporate Governance and Responsibility Committee, choose an Independent Director to serve as Lead Director.

The Lead Director will schedule regular executive sessions of the Non-Management Directors as required by the corporate governance listing standards of the New York Stock Exchange, preferably in conjunction with regular directors’ meetings, and preside at such Non-Management Directors’ meetings.

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The Lead Director will, as required, chair any meetings of the Non-Management Directors (and any meetings of Independent Directors) and will, as required, facilitate communications between other members of the Board and the Chair of the Board and/or the Chief Executive Officer. Any director, however, is free to communicate directly with the Chair of the Board and with the Chief Executive Officer.

The Lead Director, together with at least one other Independent Director, shall communicate to the Chair of the Board such person’s respective evaluation.

The Lead Director may, but need not, be the chair of a Board committee. There is not a fixed schedule for the rotation of the Lead Director, although rotation may be desirable to occur from time to time.

The Non-Management Directors may meet with the Chief Executive Officer at any time.

The Non-Management Directors shall meet in an executive session at each regularly scheduled Board meeting and, if any of the Non-Management Directors are not Independent Directors, the Independent Directors shall also meet in an executive session at least once a year. These meetings can be in person, telephonically, or by any other means permitted by law or by the Company’s By-Laws. The Corporate Secretary shall establish, maintain and publicly disclose a method for interested parties to communicate directly with the Non-Management Directors as a group and with the Lead Director.

22.	Board Compensation.

It is the Company’s policy to compensate Non-Management Directors competitively relative to comparable companies and to align directors’ interests with the long-term interests of the Company’s stockholders. The Corporate Governance and Responsibility Committee will recommend annually, to the full Board for its consideration, the form and amounts of compensation and benefits for Non-Management Directors. In its deliberations, the Corporate Governance and Responsibility Committee and the Board shall consider whether the levels of director compensation could impair independence and shall critically evaluate any consulting, charitable contribution or other potential indirect compensation arrangements. Management Directors who are current employees of the Company receive no additional compensation for Board service.

23.	Evaluation of Board.

The Board shall be responsible for annually conducting a self-evaluation of the Board (including Board committees) as a whole. The Corporate Governance and Responsibility Committee shall be responsible for establishing the evaluation criteria and implementing the process for such evaluation.

24.	Evaluation of Committees of the Board.

Each committee shall conduct an annual self-evaluation of its performance.

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Board Interaction with Management

25.	Presentations.

Presentations by senior management are beneficial not only in providing information to the Board but also in giving Board members an opportunity to evaluate these persons. When appropriate, brief biographical backgrounds of presenters not familiar to the Board will be distributed in advance of the meeting with other Board material.

26.	Attendance of Non-Directors at Board Meetings.

When appropriate, the Board welcomes attendance at Board meetings of non-directors who are members of the Chief Executive Officer’s staff.

Further, the Board specifically encourages management, from time to time, to bring into Board meetings managers who:

a. Can provide additional insight into the items being discussed because of personal involvement in these areas; and/or

b. Appear to management to be persons with future potential who should be given exposure to the Board.

Such non-directors may attend part or all of a Board meeting.

27.	Formal Evaluation of the Chief Executive Officer.

The Independent Directors shall make this evaluation annually. The Human Resources Committee will coordinate this evaluation. The evaluation of the Chief Executive Officer should be communicated to such person by the Chair of the Board and the Chair of the Human Resources Committee.

The evaluation of the Chief Executive Officer is accomplished through the following process:

a. The Chief Executive Officer meets with the Human Resources Committee to develop appropriate goals and objectives for the next year, which are then discussed with the entire Board.

b. At year-end, the Human Resources Committee, with input from the Board, evaluates the performance of the Chief Executive Officer in meeting those goals and objectives.

c. This evaluation occurs at an executive session of the Board.

d. The Human Resources Committee uses this evaluation in its determination of the Chief Executive Officer’s compensation.

28.	Succession Planning.

The Company understands the importance of succession planning. The Human Resources Committee shall receive a report annually regarding succession planning regarding the Company’s senior management and other key positions. The Board shall receive a report at least annually regarding Chief Executive Officer succession planning.

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Taking into consideration such report to the Board, the Board shall periodically analyze the current management, identify possible successors to the Chief Executive Officer, and timely develop a succession plan including the succession in the event of an emergency or retirement of the Chief Executive Officer. The plan shall be reviewed by the entire Board, and reviewed periodically thereafter.

There shall also be available, on a continuing basis, recommendations from the Chief Executive Officer and the Chair of the Board regarding their successors should either of them be disabled unexpectedly.

29.	Management Development.

The Chief Human Resources Officer shall report from time to time to the Human Resources Committee on the Company’s program of senior management development.

This report should be given to the Human Resources Committee at the same time as the succession planning report noted above. The Human Resources Committee shall periodically review the plans for the education, development and orderly succession of senior and midlevel managers throughout the Company.

30.	Board Access to Management and Independent Advisors.

Board members shall have complete access to the Company’s management and are encouraged to make regular contact. Board members are normally expected to inform the Chief Executive Officer prior to contacting any member of management on any substantive matter. Members, however, are not expected to inform the Chief Executive Officer that they are contacting members of management regarding the normal activities of their Board committees. Board members shall use sound business judgment to ensure that such contact is not distracting.

The Board and its committees shall have the right to retain and consult independent outside advisors as necessary and appropriate to assist them in the performance of their responsibilities.

31.	Board Interaction with Institutional Investors, the Press, Customers, and Others.

The Board believes that the Chief Executive Officer and such person’s designees, or in appropriate instances, the Chair of the Board, should speak for the Company.

Individual Board members shall not communicate with the various constituencies (e.g., investors, analysts, the media, etc.) that are involved with the Company except at the request of the Chief Executive Officer, or as authorized by the respective committee charters in discharging Board or committee responsibilities, or in accordance with the Company’s disclosure policies. This provision is not intended to prevent casual contacts with constituents involving discussion of the Company that may arise in the day-to-day activities of a Board member.

32.	Non-Legally Binding Effect; Interpretation and Modification.

These Guidelines are not legally binding obligations and are subject to modification and interpretation by the Board in its sole discretion.

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Adopted: December 19, 2003

Last revised: [•], 2022

12

Annex D

Form of Amended Corporate Governance and Responsibility Committee Charter

FINAL

CONSTELLATION BRANDS, INC.

BOARD OF DIRECTORS’

CORPORATE GOVERNANCE AND RESPONSIBILITY COMMITTEE CHARTER

Composition and Member Qualifications

The Corporate Governance and Responsibility Committee (the “Committee”) of the Board of Directors (the “Board”) shall be composed of at least three, but not more than five, members of the Board, each of whom shall be an “Independent Director” (as that term is defined in the Company’s Corporate Governance Guidelines) and one of whom shall serve as Chair of the Committee. The Committee membership will benefit from a diversity of experience and viewpoints. The number of members of the Committee shall be determined from time to time by resolution of the Board.

Purposes

The primary purposes of the Committee shall be to shape the corporate governance of the Company, and by doing so shall:

1.	Advise the Board concerning appropriate composition of the Board and its committees.

2.	Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

3.	Select, or recommend that the Board select, the director nominees for the next annual meeting of the Company’s stockholders.

4.	Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company.

5.	Advise the Board regarding appropriate corporate governance practices and assist the Board in achieving them.

6.	Oversee the evaluation of the Board and management.

7.	Oversee the Company’s environmental, sustainability, and social responsibility programs.

8.	Perform such other functions as the Board may assign the Committee from time to time.

Duties and Responsibilities

A.	General

The Committee has developed, and the Board has adopted, written “Board of Directors’ Corporate Governance Guidelines” (the “Guidelines”). Those Guidelines include provisions relating to:

•	Composition of the Board,

•	Operation of the Board, and

•	Board Interaction with Management.

On an ongoing basis, the Committee shall assist the Board in carrying out the specific elements included in the Guidelines, and propose, as appropriate, revisions to the Guidelines.

B.	Specific

In addition to its general duty of shaping the corporate governance of the Company, the Committee also shall have certain specific responsibilities. When carrying out its responsibilities, the Committee shall oversee risks related to the Company’s governance structure and processes. These shall be to:

1.	Recommend to the Board whether or not a director or a prospective director qualifies as an Independent Director (as such term is defined in the Guidelines). (See Guideline 1.)

2.

Bring to the Board’s attention any current relationship between any Independent Director and the Company that it becomes aware of and which it believes adversely affects the independent judgment or actions of such director. (See Guideline 1.)

3.	Assess the appropriate balance of skills and characteristics required of Board members. (See Guideline 4.)

4.	Monitor the size and composition of the Board with respect to the Guidelines. (See Guideline 3.)

5.

When appropriate, develop lists of desirable director candidates, screen prospective candidates, and share information concerning the candidates and the process with the Board, soliciting input from other members of the Board. (See Guideline 6.)

6.

In consultation with the Chief Executive Officer and the Chair of the Board, identify, consider, recommend, recruit or select, or recommend that the Board select, candidates to fill open positions on the Board consistent with the Board approved criteria and qualifications for membership. Recommend director nominees for approval by the Board and stockholders. (See Guideline 6.)

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7.	Establish and maintain a process for identifying and evaluating nominees for director, including nominees recommended by stockholders.

8.	Conduct appropriate inquiries into the backgrounds and qualifications of possible candidates.

9.	Establish and maintain an orientation process for, and guidelines for continuing education of, directors. Oversee the orientation and continuing education programs of directors. (See Guideline 7.)

10.

In the event that a director’s principal employment responsibilities change (except for internal promotions within such director’s organization) and that director tenders a resignation from the Board pursuant to Guideline 8, the Committee shall recommend to the Board whether or not such resignation should be accepted. If the director fails to tender a resignation under these circumstances, the Committee shall remind that director of the provisions of Guideline 8. (See Guideline 8.)

11.

Act on an expedited basis to determine whether to accept a director’s resignation in the event an incumbent director fails to receive the required vote for re-election at a meeting of the Company’s stockholders and submit such recommendation for prompt consideration by the Board. (See Guideline 9).

12.	Review the contribution made by each director from time to time. No member of the Committee, however, will participate in deliberations about such member’s own performance. (See Guideline 10.)

13.

Review the need for any changes in the number, charters, or titles of Board committees, discuss the recommendations arising from this review with the full Board, and ensure appropriate committee action. (See Guideline 13.)

14.	Recommend to the full Board the composition of each committee of the Board and the individual director to serve as chair of each committee. (See Guideline 14.)

15.	Prior to the beginning of each fiscal year, share with the full Board the Committee’s planned agenda for the ensuing year. (See Guideline 16.)

16.	Prior to the beginning of each fiscal year, recommend to the full Board a “Board Calendar” for the year. (See Guideline 18.)

17.

Recommend to the full Board an officer to be designated as Chief Executive Officer and directors to serve as Chair of the Board, and directors to serve as the Lead Director. (See Guidelines 20 and 21.)

18.	Recommend annually to the Board compensation for the Non-Management Directors as defined in the Guidelines. (See Guideline 22.)

19.	Periodically, as appropriate, discuss legal, regulatory, and other corporate governance matters with management.

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20.

Establish the evaluation criteria for the annual self-evaluation of the Board and implement the process for such self-evaluation. Conduct an annual self-evaluation of the performance of the Committee. (See Guidelines 23 and 24.)

21.	Review the extent to which the Guidelines are being carried out.

22.

Coordinate the annual evaluations of the Chair of the Board; assist the Chair to establish appropriate goals and objectives and evaluate the performance of the Chair in meeting those goals and objectives.

23.	Establish subcommittees for the purpose of evaluating special or unique matters.

24.	Report on Committee activities and issues to the Board regularly.

25.	Annually review and reassess the adequacy of the Guidelines and recommend any appropriate changes to the Board for approval.

26.	Annually review and reassess the adequacy of this Charter and recommend any appropriate changes to the Board for approval.

27.	Conduct an annual evaluation of the Committee’s performance, including a review of its compliance with this Charter.

28.	Administer and annually review and reassess the adequacy of the Related Person Transactions Policy and adopt any changes it deems necessary.

29.	Annually review and reassess the adequacy of the Company’s Stock Ownership Guidelines and adopt any changes it deems necessary.

30.

Ensure compliance with the Company’s stated policy on the prohibition of pledging of the Company’s stock and monitor any continued pledging by permitted persons to ensure that there are no violations of such permitted pledging.

31.	Review and make recommendations regarding stockholder proposals.

32.	Review the Company’s environmental, sustainability, and social responsibility programs and goals, and the Company’s progress toward achieving those goals.

Procedures

1.	Meetings

The Committee shall meet at least two times annually or more frequently at the call of its Chair, preferably in conjunction with regular Board meetings. Meetings may, at the discretion of the Committee, include members of management, independent consultants, and such other persons as the Committee shall determine. The Committee, in discharging its responsibilities, may meet privately for advice and counsel with independent consultants, lawyers, or any other persons, including associates of the Company, knowledgeable in the matters under consideration. The Committee may also meet by telephone conference call or by any other means permitted by law or the Company’s By-Laws.

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2.	Action

A majority of the members of the entire Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous consent, in writing or by electronic transmission, of all members. The Committee shall be authorized to delegate to a subcommittee the authority to take any action that the Committee is permitted to take, unless as with respect to any specific action, delegation of such action is not permitted under applicable law or regulation or the By-Laws of the Company.

3.	Appointment and Removal

The members and Chair of the Committee shall be nominated by the Committee and elected by the Board. Members shall serve until their successors are elected or until their earlier death, resignation or removal, with or without cause, in the discretion of the Board. In the event of a vacancy on the Committee for any reason, the Board may elect a director (having the necessary qualifications) to fill the vacancy.

4.	Rules

The Committee shall determine its own rules and procedures, consistent with the By-Laws of the Company.

5.	Chair Responsibilities

The Chair of the Committee shall report to the Board on the Committee’s activities and determinations and shall present recommendations for approval, whenever necessary or desirable.

6.	Consultation and Funding

The Committee shall have the power to retain and terminate any external advisors used to identify director candidates (such as search firms) and to assist in the evaluation of director compensation (such as compensation professionals), including authority to approve the professional’s fees and other retention terms. The Company shall provide appropriate funding, as determined by the Committee: (a) for payment of search firms, compensation professionals or other advisors employed by the Committee; and (b) for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In amplification and not in limitation of the foregoing, the Committee shall have the sole authority to retain and terminate any of its search firms and compensation professionals, including sole authority to approve any such firm’s or professional’s fees and other retention terms.

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Adopted: December 19, 2003

Last revised: [•], 2022

6

Annex E

Form of Registration Rights Agreement

FINAL

REGISTRATION RIGHTS AGREEMENT

OF

CONSTELLATION BRANDS, INC.

Dated as of [•], 2022

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2022 (the “Effective Date”), by and among the Stockholders listed on Exhibit A hereto (each a “Stockholder” and, collectively, the “Stockholders”) and Constellation Brands, Inc., a Delaware corporation (the “Company”) and any Person who becomes a party hereto pursuant to Section 9(d). Capitalized terms used herein shall have the meaning assigned to such terms in the text of this Agreement or in Section 1.

WHEREAS, effective as of the Reclassification Effective Time, the Company completed a reclassification transaction (the “Reclassification”) pursuant to that certain Reclassification Agreement, dated as of June 30, 2022, by and among the Company and the other parties thereto (the “Reclassification Agreement”);

WHEREAS, in connection with the Reclassification, the Company has agreed to grant the Stockholders registration rights as set forth in this Agreement; and

WHEREAS, the Board of Directors of the Company has, among other things, approved and adopted, and determined to have the Company enter into, effective as of the consummation of the Reclassification, this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such person.

“Agreement” has the meaning given to such term in the Preamble.

“Automatic Shelf Registration Statement” has the meaning given to such term in Section 2(d).

“Block Sale” means the sale of shares of Class A Common Stock to one or several purchasers in a registered transaction by means of a bought deal, a block trade or a direct sale.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Class 1 Common Stock” means the Class 1 common stock of the Company, par value $0.01 per share.

“Class A Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

“Company” has the meaning given to such term in the Preamble.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 6(a).

“Demand Registration” has the meaning given to such term in Section 2(e).

“Demand Request” has the meaning defined in Section 2(e).

“Effective Date” has the meaning given to such term in the Preamble.

“Effective Period” has the meaning given to such term in Section 2(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Indemnified Party” has the meaning given to such term in Section 6(c).

“Indemnifying Party” has the meaning given to such term in Section 6(c).

“Losses” has the meaning given to such term in Section 6(a).

“Marketed Underwritten Offering” means (i) an Underwritten Offering pursuant to a Demand Registration where the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters or (ii) a Marketed Underwritten Shelf Offering.

“Marketed Underwritten Shelf Offering” has the meaning given to such term in Section 2(b).

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“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Piggyback Registration” has the meaning given to such term in Section 3(a).

“Piggybacking Holder” has the meaning given to such term in Section 2(h)(iii).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Reclassification Agreement” has the meaning given to such term in the Recitals.

“Registration Expenses” has the meaning given to such term in Section 7.

“Registrable Securities” means, as of any date of determination, any shares of Class A Common Stock (including, for the avoidance of doubt, any such shares received on conversion of any Class 1 Common Stock) held by a Stockholder and any equity securities or other equity interests issued or issuable, directly or indirectly, with respect to the shares of Class A Common Stock by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or distribution. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act following the execution of this Agreement, (ii) they are sold to the public pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction (other than to another Stockholder or Family-Related Person). Notwithstanding the foregoing, any Registrable Securities held by any Person that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 will be deemed not to be Registrable Securities if the Stockholders collectively own less than 3% of the outstanding Class A Common Stock.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”, “Rule 145”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same may be amended from time to time, or any successor rule then in force.

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“Sands Family” means Messrs. Robert and Richard Sands and other members of their extended family and related entities.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting and brokerage discounts, selling commissions and transfer taxes, if any, applicable to any sales of Registrable Securities under any Registration Statement.

“Shelf Registration Statement” has the meaning given to such term in Section 2(a).

“Shelf Takedown” has the meaning given to such term in Section 2(b).

“Stockholder” or “Stockholders” has the meaning given to such term in the Preamble.

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

“WildStar” has the meaning given to such term in Section 9(p).

“WKSI” has the meaning given to such term in Section 2(d).

2. Registration Rights.

(a) Shelf Registration. The Company shall use its reasonable best efforts to file with the SEC and have declared effective, as promptly as practicable following the execution of this Agreement, a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration constituting a “shelf” registration statement providing for the registration of, and the sale by the Stockholders on a continuous or delayed basis of, all of the Registrable Securities, pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”); provided that, notwithstanding anything to the contrary, the initial Shelf Registration Statement shall in any event be filed and declared effective no later than 30 days after the date hereof. The Company shall replace any Shelf Registration Statement at or before expiration with a successor effective registration statement on Form S-3 (or any comparable or successor form or forms or, if the Company is not eligible to file a registration statement on Form S-3, a successor effective registration statement on Form S-1 providing for the registration of, and the sale by the

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Stockholders on a continuous or delayed basis of, all of the Registrable Securities, pursuant to Rule 415 or otherwise) to the extent any Stockholders hold any Registrable Securities. Any such successor registration statement shall be considered a “Shelf Registration Statement” for the purposes of this Agreement. In the event the Company files a Shelf Registration Statement on Form S-1, the Company shall use its reasonable best efforts to convert it to a Shelf Registration Statement on Form S-1 to a registration statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3.

(b) Shelf Takedowns. Subject to the provisions of Section 2(c) hereof, the Stockholders shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell Registrable Securities held by them pursuant to a Shelf Registration Statement (each, a “Shelf Takedown”). The number of Shelf Takedowns that the Stockholders may effect pursuant to this Section 2(b) shall not be limited, provided that the number of Underwritten Offerings where the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (any such Underwritten Offering effected pursuant to a Shelf Takedown, a “Marketed Underwritten Shelf Offering”) shall be limited to a total of one in any calendar year (and any such Marketed Underwritten Shelf Offering shall cover at least $100,000,000 worth of the then current value of shares of Class A Common Stock (including, for the avoidance of doubt, any such shares received on conversion of any Class 1 Common Stock)), it being understood, for the avoidance of doubt, any Block Sale effected pursuant to a Shelf Takedown shall not be considered a Marketed Underwritten Shelf Offering for the purposes hereof. Any Shelf Takedown may be made by and pursuant to any method or combination of methods legally available to the Stockholders (including an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, Block Sales, derivative transactions with third parties, sales in connection with short sales and other hedging transactions). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Stockholders participating in such Shelf Takedown. If the Stockholders desire to sell any Registrable Securities pursuant to a Shelf Takedown, then WildStar shall deliver to the Company a written notice specifying the number of Registrable Securities the Stockholders desire to sell pursuant to such Shelf Takedown, and the Company will, as expeditiously as possible, subject to Section 2(i), consummate such Shelf Takedown.

(c) Cooperation with Shelf Takedowns. Upon receipt of prior written notice by WildStar that the Stockholders intend to effect a Shelf Takedown, the Company shall use its reasonable best efforts to cooperate in such Shelf Takedown, whether or not such Shelf Takedown constitutes an Underwritten Offering, by amending or supplementing the Prospectus related to such Shelf Registration Statement as may be reasonably requested by WildStar for so long as any Stockholders hold Registrable Securities; provided that the Company shall not be required to so cooperate in any Underwritten Offering that is a Block Sale pursuant to a Shelf Takedown if notice of such Underwritten Offering has not been delivered not less than three Business Days prior to the potential launch of such Block Sale.

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(d) Automatic Shelf Registration Statements. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at a time when it is obligated to file a Shelf Registration Statement pursuant to this Agreement, the Company shall file such Shelf Registration Statement as an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, that covers the Registrable Securities. The Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement that is not automatically effective or file a new Shelf Registration Statement.

(e) Demand Rights. In the event the Company ceases to be eligible to register Registrable Securities on Form S-3 or has failed to perform its obligations under Section 2(a) or otherwise does not have an effective Shelf Registration Statement, the Stockholders shall have the right on one occasion in any calendar year to require the Company to file a registration statement under the Securities Act in respect of all or a portion of Registrable Securities owned by the Stockholders (so long as such request covers at least $100,000,000 (or $50,000,000, in the case of a Block Sale) worth of the then current value of shares of Class A Common Stock (including, for the avoidance of doubt, any such shares received on conversion of any Class 1 Common Stock) or all of the shares of Class A Common Stock of the requesting Stockholder(s)), by causing WildStar to deliver to the Company written notice stating that such right is being exercised, specifying the number of Registrable Securities owned by the Stockholders to be included in such registration, and describing the intended method of distribution thereof (each, a “Demand Request” and any registration effected pursuant thereto, a “Demand Registration”). Upon receipt of a Demand Request in accordance herewith, the Company shall use reasonable best efforts (i) to file a Registration Statement registering for resale such number of Registrable Securities as requested to be so registered as promptly as reasonably practicable and in any event within 20 Business Days of such Demand Request and (ii) to cause such Demand Registration Statement to be declared effective by the SEC as promptly as reasonably practicable thereafter. Notwithstanding the foregoing, the Company shall not be required to file any Registration Statement pursuant to a Demand Request within 90 days after the effective date of a previous Demand Registration or of any previous Registration Statement in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 in which there was no reduction in the number of Registrable Securities to be included, and, in each case, in which the sale of the Registrable Securities included therein was consummated. The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Demand Registration in accordance with the intended methods of disposition by the Stockholders.

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(f) Revocation of Notice. At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Takedown, WildStar, on behalf of the Stockholders who initiated such Demand Registration or Shelf Takedown, may revoke or withdraw such notice of a Demand Registration or Shelf Takedown, in each case by providing written notice to the Company. A notice of Demand Registration or Shelf Takedown that has been revoked or withdrawn shall count as one of the permitted Marketed Underwritten Shelf Offerings or Demand Registrations permitted pursuant to Section 2(a) and Section 2(e), respectively, only if such revocation or withdrawal (i) was not primarily caused by the Company’s breach of its obligations hereunder and (ii) is not in light of either (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has or had or is reasonably expected to have a material adverse effect on the Company or (B) any material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to such registration request or that the Company had not otherwise notified, in writing, WildStar prior to the time of such request. A request for a Marketed Underwritten Shelf Offering or Demand Registration shall not count against the number otherwise permitted if (i) after the applicable Prospectus supplement has been filed or Demand Registration Statement has become effective, the applicable Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason attributable to the Company and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Securities or (ii) in the case of an Underwritten Offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason attributable to the Company, and as a result of any such circumstances described in clause (i) or (ii), less than all of the Registrable Securities covered by Prospectus supplement or the Demand Registration Statement are sold by the selling Stockholders pursuant thereto.

(g) Continued Effectiveness. The Company shall use its reasonable best efforts to keep (A) any Shelf Registration Statement filed pursuant to this Agreement continuously effective and usable for the resale of the Registrable Securities covered thereby until the earlier of (i) three (3) years from the effective date of such Shelf Registration Statement and (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement and (B) any Registration Statement filed pursuant to a Demand Request effective for a period of at least 180 days after the effectiveness thereof or such shorter period during which all Registrable Securities included therein shall have actually been sold (such period, the “Effective Period”); provided, however, that in the event the Company suspends, postpones or delays the filing of a Registration Statement required to be filed pursuant to this Agreement, the Effective Period shall be extended by the duration of each such applicable suspension, postponement or delay.

(h) Priority on Demand Registration or Shelf Takedown. If any of the Registrable Securities registered pursuant to a Demand Request or a Shelf Takedown are to be sold in a Marketed Underwritten Offering, and the managing underwriter(s) advise WildStar that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such Marketed Underwritten Offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), is such as to adversely affect the success of such offering, then there shall be included in such Marketed Underwritten Offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

a. first, to the Stockholders requesting such registration pro rata on the basis of the percentage of Registrable Securities owned by each such Stockholder relative to the number of Registrable Securities owned by all such Stockholders, until with respect to each such Stockholder, all Registrable Securities requested for registration by such Holders have been included in such registration;

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b. second, the securities for which inclusion in such Registration Statement was requested by the Company, if any; and

c. third, Class A Common Stock requested by other holders of Class A Common Stock (each, a “Piggybacking Holder”) to be included in such Marketed Underwritten Offering, on a pro rata basis or, in the case of this clause (c), in such other manner as such Piggybacking Holders shall agree.

Notwithstanding the foregoing, no securities other than securities held by the Stockholders shall be eligible for inclusion in the total number or dollar amount of Registrable Securities proposed to be sold in any Block Sale effected pursuant to Section 2(b) or Section 2(e) of this Agreement.

(i) Postponements in Requested Registrations. The Company may postpone, for up to 90 days from the date of the request, the filing or the effectiveness of a Registration Statement or suspend the use of a Prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Registrable Securities) by providing written notice to WildStar if the following conditions are met: (i) the Company determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company, (ii) upon advice of counsel, the sale of Registrable Securities pursuant to the Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law and either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post effective basis, as applicable; provided that the Company shall not be permitted to do so more than once in any 6-month period or for periods exceeding, in the aggregate, 120 days during any 12-month period. In the event that the Company exercises its rights under the preceding sentence, the Stockholders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities until the earlier of the termination of such postponement period, the time that WildStar has received copies of a supplemented or amended Prospectus or prospectus supplement and the time WildStar is advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed. If the Company so

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postpones the filing of a Prospectus or the effectiveness of a Registration Statement, WildStar, on behalf of the demanding Stockholder(s) shall be entitled to withdraw such request and, if such request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 2(e). The Company shall promptly give WildStar, on behalf of the Stockholders requesting registration thereof pursuant to this Section 2, written notice of any postponement made in accordance with this Section 2(i).

(j) Registration Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registrations and offerings pursuant to this Section 2, including any underwritten offering, direct sales to purchasers, sales to or through brokers, dealers or agents, derivative transactions with third parties, sales in connection with short sales and other hedging transactions, that are effectuated pursuant to this Section 2; provided, however, that the Stockholders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(k) Selection of Underwriters. The lead underwriters of any Underwritten Offering effected pursuant to a Demand Registration or a Shelf Takedown shall be selected by WildStar, on behalf of the demanding or requesting Stockholders, subject to the consent, not to be unreasonably withheld, of the Company; provided that the Company may select the counsel for such lead underwriters that is acceptable to such underwriters and reasonably acceptable to the demanding or requesting Stockholders. If the Stockholders intend that the Registrable Securities requested to be covered by a Demand Registration shall be distributed by means of an Underwritten Offering, WildStar shall so advise the Company in writing. The right of any Stockholder to participate in an Underwritten Offering pursuant to this Section 2 will be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting and each such Stockholder will (together with the Company and any Piggybacking Holder distributing its securities through such underwriting) (i) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), provided that no Stockholder shall be required to sell more than the number of Registrable Securities that such Stockholder has requested the Company to include in any registration) and (ii) complete, execute and deliver all customary questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements reasonably required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing underwriter(s); provided, further, that no Stockholder shall be required to agree to any indemnification obligations on the part of such Stockholder that are greater than its obligations pursuant to Section 6. Notwithstanding the foregoing, if any Stockholder disapproves of the terms of the applicable underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company.

(l) Confidentiality. Each Stockholder agrees to treat as confidential the receipt of any suspension notice pursuant to Section 2(i) and the information contained therein, and not to disclose the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Stockholder in breach of the terms of this Agreement).

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3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities for its own account or for the account of others (other than (x) a registration for the account of Stockholders pursuant to this Agreement or (y) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice (and in any event no less than twelve days prior to the anticipated filing date of the registration statement or Prospectus relating to the Piggyback Registration) to WildStar of its intention to effect such a registration and will include in such registration all Registrable Securities held by the Stockholders with respect to which the Company has received from WildStar, on behalf of the Stockholders, a written request for inclusion therein within ten days after the date of the Company’s notice. Any Stockholder may withdraw its request for inclusion at any time prior to executing the underwriting agreement, or if none, prior to the applicable Registration Statement becoming effective. The Company may terminate or withdraw any registration under this Section 3 prior to the effectiveness of such registration, whether or not the Stockholder has elected to include Registrable Securities in such registration, and, except for the obligation to pay Registration Expenses pursuant to Section 3(c), the Company will have no liability to the Stockholder in connection with such termination or withdrawal solely by reason thereof.

(b) Underwritten Registration. If the registration referred to in Section 3(a) is proposed to be an Underwritten Offering, the Company will so advise WildStar as a part of the written notice given pursuant to Section 3(a). In such event, the right of any Stockholder to registration pursuant to this Section 3 will be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting, and any Stockholder that holds Registrable Securities that are to be sold in such offering will (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Company.

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final; provided, however, that the Stockholders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(d) Priority on Primary Registrations. If a Piggyback Registration relates to a primary Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell for its own account, (ii) second, the Registrable Securities requested to be included in such registration by the Stockholders on a pro rata basis relative to the total number of Registrable Securities requested to be included therein by all such Stockholders, until with respect to each such Stockholder, all

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Registrable Securities requested for registration by such Stockholders have been included in such registration and (iii) third, Class A Common Stock requested by any other persons to be included in the Piggyback Registration, on a pro rata basis relative to the total number of Registrable Securities requested to be included in the Piggyback Registration by such other requesting persons, or, in the case of this clause (iii), in such other manner as such other requesting persons shall agree.

(e) Priority on Secondary Registrations. If a Piggyback Registration relates to a secondary Underwritten Offering on behalf of other holders of the Company’s securities, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities requested to be included therein by the holder(s) making demand for such Underwritten Offering, together with any Registrable Securities requested to be included in such registration by the Stockholders on a pro rata basis relative to the total number of securities requested to be included therein by all such holders, until with respect to each such holder, all securities requested for registration by such holders have been included in such registration and (ii) second other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

4. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of such Registrable Securities and shall, as expeditiously as possible:

(a) prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Stockholders thereof or by the Company in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”)), the Company shall furnish or otherwise make available to WildStar, counsel to the Stockholders and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to a Demand Registration to which WildStar or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

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(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) notify WildStar, its counsel and the managing underwriter(s) of any Underwritten Offering (i) when a Registration Statement, pre-effective amendment to any Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify WildStar only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

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(e) if requested by WildStar, or, in the case of an Underwritten Offering, the managing underwriter(s) of such Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as WildStar or such managing underwriter(s), as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that, in the opinion of counsel for the Company, violate applicable law;

(f) deliver to WildStar, counsel to the selling Stockholders, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Stockholders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g) use its reasonable best efforts to register or qualify, or cooperate with WildStar, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Stockholders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, in each case but for this Section 4(g);

(h) cooperate with WildStar and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Stockholder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Stockholder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or WildStar may request at least two Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 10 Business Days prior to having to issue the securities;

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(i) upon the occurrence of any event contemplated by Section 4(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement, and use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s);

(k) use its reasonable best efforts to cause all shares of Registrable Securities covered by any Registration Statement to be listed on each primary national securities exchange (if any) on which shares of the particular class of Registrable Securities are at that time listed, and enter into such customary agreements, including a supplemental listing application and indemnification agreement in customary form;

(l) in the case of any Underwritten Offering in which any Stockholder participates, enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities, including adding information requested by the managing underwriters to the Prospectus, and making such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its material subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested;

(m) in the case of any Underwritten Offering in which any Stockholder participates, (A) make reasonably available, for inspection by the managing underwriters of such Underwritten Offering and one law firm and accounting firm acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or law firm or accounting firm in connection with such offering, (C) make the Company’s independent auditor available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith and to each Stockholder selling Registrable Securities in such offering (unless such accountants shall be prohibited from so addressing such letters by

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applicable standards of the accounting profession) and (D) cause the Company’s outside counsel to furnish customary legal opinions and updates thereof (which legal opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) to such underwriters and to WildStar in connection therewith, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters; provided, however, that any such records and other information provided under clauses (A) and (B) above that is not generally publicly available shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(n) in the case of any Underwritten Offering in which any Stockholder participates, cause its management to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in such number of “road shows” as the underwriter(s) reasonably request, and in any management diligence meetings or teleconferences as the underwriter(s) or their counsel reasonably request);

(o) make available for inspection by a single representative of the selling Stockholders designated by WildStar and the managing underwriter(s), if any, and their respective attorneys or accountants, at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(q) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of any Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

The Company may require each Stockholder as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any Stockholder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Stockholders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Stockholders) in order to ensure that the Stockholders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

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The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Stockholder covered thereby by name, or otherwise identifies such Stockholder as the holder of any securities of the Company, without first furnishing or otherwise making available to WildStar a copy of any such amendment or supplement no less than five Business Days prior to the filing of such amendment or supplement (unless and to the extent such amendment or supplement is required by law to be filed earlier, in which case the Company shall provide any notice as far in advance as practicable) and including all comments thereon reasonably and timely requested by WildStar.

Each Stockholder holding Registrable Securities agrees if such Stockholder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) and 4(c)(vi) hereof, such Stockholder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Stockholder is required to discontinue disposition of such securities.

5. Lock-Up Restrictions and Period. The parties hereto acknowledge and agree that the Reclassification Agreement imposes transfer restrictions that apply during the Lock-Up Period (as defined therein), and any sale pursuant to a registration made pursuant to this Agreement shall comply with such restrictions (to the extent applicable).

6. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Stockholder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges

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and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus, Registration Statement or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue or alleged untrue statement or omission or alleged omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by Stockholder of Registrable Securities. Each selling Stockholder agrees to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Stockholders holding Registrable Securities, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such Stockholder or any designee acting on behalf of such Stockholder, with respect to such Stockholder for inclusion in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein; provided, however, that the obligations of such Stockholder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld).

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(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to (and promptly after any such judgment or settlement receive) indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission

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to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(e) Non-Exclusivity. The obligations of the parties under this Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

7. Registration Expenses. All fees and expenses incurred by the Company and the Stockholders in connection with any registration pursuant to this Agreement, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) of compliance with securities or blue sky laws, including any fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, of an Underwritten Offering, or by WildStar), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company and one counsel for the selling Stockholders in an amount not to exceed $100,000 for the first offering hereunder and $75,000 for any subsequent offering, (v) expenses of the Company incurred in connection with any “road show,” including travels, meals and lodging (vi) fees and disbursements of all independent registered public accounting firms referred to in Section 4(m) hereof (including the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, (vii) all expenses in connection with the preparation, printing and filing of any registration statement, any preliminary prospectus, final prospectus or free writing prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers, (viii) all expenses associated with any listing of the Registrable Securities, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and (x) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, shall be borne by the Company whether or not any Registration Statement is filed or becomes effective (all such expenses, “Registration Expenses”). In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be

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registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall not be required to pay the Selling Expenses or, in respect of any Underwritten Offering, any fees or expenses for which the underwriter(s) are responsible.

8. Rule 144. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company will:

(a) for so long as it is subject to the periodic reporting obligations of the Exchange Act, make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b) for so long as it is subject to the periodic reporting obligations of the Exchange Act, file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to the Stockholders forthwith upon request: (i) in the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; (ii) in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Stockholders may reasonably request in availing themselves of any rule or regulation of the SEC allowing them to sell any such securities without registration; provided, however, that the Company shall be deemed to have furnished any such document if it shall have timely made such document available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System, or a successor system.

9. Miscellaneous.

(a) Termination. The provisions of this Agreement (other than Sections 5 and 6) shall terminate upon the earliest to occur of (i) its termination by the written agreement of all parties hereto or their respective successors and assigns, (ii) the date on which all Stockholders cease to own any Registrable Securities and (iii) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

(b) Holdback Agreement. In connection with any Underwritten Offering (other than any Demand Registration or Shelf Takedown hereunder), each Stockholder will enter into a customary lock-up, holdback or similar agreement, if requested by the managing underwriter(s) of such offering, during the 10 days prior and the 90-day period beginning on the date of pricing of such offering and otherwise in a form reasonably acceptable to such Stockholder. Any such lock-up, holdback or similar agreement shall contain terms no more adverse in any material respect compared to similar agreements entered into with the Company and its directors

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and executive officers as well as holders of at least 5% of the Class A Common Stock, and the Stockholders shall only agree to be subject to such lock-up, holdback or similar agreement for only so long as the Company and its directors and executive officers as well as holders of at least 5% of the Class A Common Stock are similarly bound and no waiver has been granted to any such person. Notwithstanding anything herein to the contrary, the Stockholders shall not be required to agree not to (x) offer, sell, contract to sell or otherwise dispose any shares of capital stock to any Family-Related Person or otherwise in connection with any bona fide estate, family or tax planning (including in connection with the repayment of any debt, bequest or other obligations upon the death of any Stockholder or Family-Related Person) or (y) pledge, hypothecate or encumber any shares of capital stock to any third-party pledgee with respect to borrowings by the Stockholders or any Family-Related Persons and, in connection therewith, offer, sell, contract to sell or otherwise dispose of any shares of capital stock in connection with any exercise of remedies with respect thereto. The Company may impose stop-transfer instructions with respect to any Class A Common Stock subject to the restrictions set forth in this Section 9(b) until the the expiration of the lock-up period.

If any registration pursuant to Section 2 of this Agreement shall be in connection with any Underwritten Offering, the Company will not effect any public sale or distribution of any Class A Common Stock (or securities convertible into or exchangeable or exercisable therefor) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes or (ii) filed in connection with any employee benefit or dividend reinvestment plan) for its own account, during the 10 days prior and the 90-day period beginning on the date of pricing of such offering.

(c) Amendments and Waivers. This Agreement may not be altered, amended or supplemented, except by an agreement in writing signed by the Company and WildStar (or any other person designated by the Stockholders pursuant to Section 9(p)). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. WildStar, on behalf of any Stockholder, may waive (in writing) the benefit of any provision of this Agreement with respect to any Stockholder for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Stockholders in any other respect or at any other time.

(d) Successors, Assigns and Transferees. This Agreement may not be assigned without the prior written consent of the Company. Notwithstanding the foregoing, (i) the Stockholders may assign any of its rights, interests and obligations hereunder, in whole or in part, to any Family-Related Person (as defined in the Reclassification Agreement), and (ii) in the event of any such assignment, such assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned by executing a joinder substantially in the form set forth in Exhibit B. Notwithstanding the foregoing, any notice (or Demand Request, as applicable) of WildStar, on behalf of a Stockholder to register Registrable Securities pursuant to a registration statement under the Securities Act pursuant to, and in accordance with, Section 2(b), Section 2(e) or Section 3(a) shall be deemed to include, and the Company shall register (subject to the limitations and conditions otherwise applicable to the Stockholder), any portion of such Registrable Securities that are transferred to any Family-Related

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Person prior to the execution of an underwriting agreement in connection with an Underwritten Offering, provided that the notice (or Demand Request, as applicable) described in Section 2(b), Section 2(e) or Section 3(a), as applicable, includes the identity of such Family-Related Person and the Registrable Securities held by such Family-Related Person to be included in such registration and the intended method of distribution thereof, and any other information reasonably requested by the Company and/or the managing underwriter(s) for inclusion in the applicable Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto. In addition to the foregoing, the rights of WildStar under this Agreement are not otherwise transferable and shall cease and be of no further effect if WildStar ceases to be controlled by the Sands Family, in which event the Stockholders shall select a new representative to replace WildStar pursuant to Section 9(p) .

(e) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including email) and shall be given:

If to the Company, to:

Constellation Brands, Inc.

207 High Point Drive, Building 100,

Victor, NY, 14564

Attention: James O. Bourdeau, Executive Vice President and Chief Legal Officer

Email: jim.bourdeau@cbrands.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Eric L. Schiele, P.C.

David M. Klein, P.C.

Carlo Zenkner

Email: eric.schiele@kirkland.com;

dklein@kirkland.com;

carlo.zenkner@kirkland.com

if to WildStar, on behalf of the Stockholders, to:

WildStar Partners LLC

207 High Point Dr., Bldg. 100

Victor, NY 14564

Attention: Thomas M. Farace

Phone: (585) 678-7344

Email: tom.farace@wildstarpartners.com

with a copy (which shall not constitute notice) to:

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Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:      Daniel A. Neff, Esq.

             David M. Silk, Esq.

             Victor Goldfeld, Esq.

Phone: (212) 403-1000

Email: DANeff@wlrk.com; DMSilk@wlrk.com; VGolfeld@wlrk.com

or such other physical address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(f) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(g) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities, including any other registration rights agreement, which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(h) Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Reclassification Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement and (ii) except as provided in Section 6 with respect to an Indemnified Party, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware.

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(j) Submission to Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties hereto (i) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, a federal or state court sitting in Wilmington, Delaware (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(e). Nothing in this Section 9(j), however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9(j).

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l) Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and other available remedies.

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(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement to the contrary, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(n) Counterparts; Facsimile Signatures. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. After the execution of this Agreement, any Family-Related Person holding shares of common stock of the Company may deliver to the other parties hereto a counterpart signature to this Agreement and in connection therewith shall be a “Stockholder” for all purposes of the Agreement.

(o) Dividends, Recapitalizations, Etc. If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.

(p) WildStar. It is understood and agreed that WildStar Partners LLC (“WildStar”) shall, subject to the last sentence of this Section 9(p), act as representative for, and on behalf of, the Stockholders and any other Family-Related Persons that agree to be bound by this Agreement, including by providing notice and instructions to the Company in respect of the exercise of registration rights on behalf of the Stockholders. The Company is entitled to rely upon such notice and instructions by WildStar, or any such designee(s), as if provided by the Stockholders or Family-Related Persons themselves, and all references herein to any requests or notices to be provided by the Stockholders shall be interpreted accordingly. In addition, the Company is entitled to provide any notice required hereunder to the Stockholders to WildStar on behalf of the Stockholders or Family-Related Persons, and such notices shall be considered given to the Stockholders or Family-Related Persons themselves, and all references herein to any requests or notices to be provided by the Company shall be interpreted accordingly. The Stockholders holding a majority of the Registrable Securities may designate a replacement to WildStar by providing written notice to the Company of such replacement Stockholder representative, and all references to WildStar hereunder will be deemed to refer to such replacement Stockholder representative.

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(q) Interpretation. When a reference is made in this Agreement to Sections, Schedules or Annexes, such reference shall be to a Section of or Schedule or Annex to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “party” shall be deemed to refer to either the Company, on the one hand, or the Stockholders, on the other hand, as the case may be. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Except as otherwise specified, any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified. Words in singular will be held to include the plural and vice versa and a word of one gender will be held to include the other genders as the context requires. The word “or” will not be exclusive. The phrases “the date of this Agreement” and “the date hereof” shall be deemed to refer to the date set forth on the first page this Agreement. The parties agree that this Agreement is the product of discussions and negotiations between the parties and their respective advisors, each of the parties was represented by counsel in connection therewith and, accordingly, this Agreement and any document generated in connection herewith shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any document to be drafted.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

CONSTELLATION BRANDS, INC.

By:
Name:
Title:

[STOCKHOLDERS]

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Exhibit A

• RES Master LLC

• RES Business Holdings LP

• SER Business Holdings LP

• RHT 2015 Business Holdings LP

• RSS Master LLC

• RSS Business Holdings LP

• SSR Business Holdings LP

• RSS 2015 Business Holdings LP

• RCT 2015 Business Holdings LP

• RCT 2020 Investments LLC

• NSDT 2009 STZ LLC

• NSDT 2011 STZ LLC

• RSS Business Management LLC

• SSR Business Management LLC

• LES Lauren Holdings LLC

• MES Mackenzie Holdings LLC

• Abigail Bennett

• Zachary Stern

• A&Z 2015 Business Holdings LP*

• Marilyn Sands Master Trust

• MAS Business Holdings LP

• Sands Family Foundation

• Richard Sands

• Robert Sands

• WildStar Partners LLC

• Astra Legacy LLC

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Exhibit B

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of __________________, 20__ (as amended, modified and supplemented from time to time, the “Registration Agreement”), among by and among Constellation Brands, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Stockholder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Stockholder and the undersigned’s Class A Common Stock will be deemed for all purposes to be Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, 20___.

Signature

Print Name

Address:

Agreed and Accepted as of
________________, 20___:

CONSTELLATION BRANDS, INC.
By: ________________________
Its: ________________________

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Annex F

Form of Board Anti-Pledging Policy

Policy Against Pledging Company Stock

Purpose

The Board of Directors (the “Board”) of Constellation Brands, Inc. (the “Company”) believes that ownership of the Company’s stock by the Company’s executive officers and directors promotes alignment of interest with its stockholders. The Board recognizes that pledging of the Company’s stock by executive officers and directors as collateral for indebtedness creates, among other things, (i) the risk of an unplanned sale that may occur at a time when the director or executive officer is aware of material nonpublic information or is otherwise not permitted to trade in the Company’s stock and (ii) risk to the Company and its stockholders through the possibility of margin calls with respect to such pledged stock.

Eligibility

This policy applies to transactions in the Company’s stock by (i) members of the Board and (ii) officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (collectively referred to herein as, “executive officers and directors”).

Policy

Executive officers and directors shall not, directly or indirectly, pledge, hypothecate, or otherwise encumber shares of the Company’s stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account or any other account that could cause the Company’s stock to be subject to a margin call or otherwise be available as collateral for a margin loan.

The foregoing prohibition applies to the shares of Company’s stock that (i) an executive officer or director owns directly or indirectly or (ii) are granted by the Company as part of an executive officer or director’s compensation. For these purposes, an executive officer or director will be deemed to own only those shares of the Company’s stock in which such person has beneficial ownership as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

Exception

Notwithstanding this policy and for as long as a member of the Sands Family (which shall only include Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses (including any person married to one of her descendants at the time of such descendant’s death), the descendants of a spouse of her descendant (whether by blood or adoption), her siblings, and the descendants of her siblings (whether by blood or adoption)) serves on the Board, any member of the Sands Family serving on the Board following the date of the Board’s adoption of this policy shall be permitted to continue to pledge their shares of Company stock owned directly, or indirectly through Sands Family related entities, in each case, solely as set forth (and subject to the restrictions and limitations) in Section 5.8(I) of that certain Reclassification Agreement by and among the Company and the persons named therein, dated June 30, 2022.

Compliance

Each executive officer and director will be expected to certify compliance with this policy in the Company’s annual Director and Officer Questionnaire and otherwise from time to time upon request by the Board or a committee of the Board.

Timing

Executive officers and directors shall be immediately subject to this policy upon the Board’s adoption of this policy. Any pledging that has not otherwise been excepted from this policy shall, within 60 days, be unwound or otherwise terminated.

Administration

This policy will be administered and interpreted by the Corporate Governance and Responsibility Committee of the Board. Any determination by the Corporate Governance and Responsibility Committee of the Board with respect to this policy shall be final, conclusive and binding on all interested parties.

Adopted by the Board, effective as of [•].

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